
                                                                   EXHIBIT 10.54

                          RECEIVABLES FUNDING AGREEMENT

                            Dated as of July 29, 2004

                                  by and among

                              INGRAM FUNDING INC.,

                                  as Borrower,

                               INGRAM MICRO INC.,

                                  as Servicer,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Lender

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                                TABLE OF CONTENTS

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
ARTICLE I. DEFINITIONS AND INTERPRETATION........................................................................    1
         Section 1.01.  Definitions..............................................................................    1
         Section 1.02.  Rules of Construction....................................................................    1

ARTICLE II. AMOUNTS AND TERMS OF ADVANCES........................................................................    2
         Section 2.01.  Advances.................................................................................    2
         Section 2.02.  Optional Changes in Commitment...........................................................    2
         Section 2.03.  Procedures for Making Advances...........................................................    3
         Section 2.04.  Pledge of Transferred Receivables and other Receivable Assets............................    4
         Section 2.05.  Commitment Termination Date..............................................................    4
         Section 2.06.  Interest; Charges........................................................................    4
         Section 2.07.  Fees.....................................................................................    5
         Section 2.08.  Application of Funds in Collection Account; Time and Method of Payments..................    6
         Section 2.09.  Capital Requirements; Additional Costs...................................................    9
         Section 2.10.  Breakage Costs...........................................................................   10
         Section 2.11.  Funding Excess...........................................................................   10

ARTICLE III. CONDITIONS PRECEDENT................................................................................   11
         Section 3.01.  Conditions to Effectiveness of Agreement.................................................   11
         Section 3.02.  Conditions Precedent to All Advances.....................................................   12

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................   12
         Section 4.01.  Representations and Warranties of the Borrower...........................................   12

ARTICLE V. GENERAL COVENANTS OF THE BORROWER.....................................................................   17
         Section 5.01.  Affirmative Covenants of the Borrower....................................................   17
         Section 5.02.  Reporting Requirements of the Borrower...................................................   18
         Section 5.03.  Negative Covenants of the Borrower.......................................................   18

ARTICLE VI. ACCOUNTS.............................................................................................   20
         Section 6.01.  Establishment of Accounts................................................................   20

ARTICLE VII. SERVICER PROVISIONS.................................................................................   22
         Section 7.01.  Appointment of the Servicer..............................................................   22
         Section 7.02.  Duties and Responsibilities of the Servicer..............................................   23
         Section 7.03.  Collections on Receivables and other Receivable Assets...................................   23
         Section 7.04.  Authorization of the Servicer............................................................   23
         Section 7.05.  Servicing Fees...........................................................................   24
         Section 7.06.  Representations and Warranties of the Servicer...........................................   24
         Section 7.07.  Covenants of the Servicer................................................................   25
         Section 7.08.  Reporting Requirements of the Servicer...................................................   26

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
ARTICLE VIII. GRANT OF SECURITY INTERESTS........................................................................   26
         Section 8.01.  Borrower's Grant of Security Interest....................................................   26
         Section 8.02.  Borrower's Agreements....................................................................   28
         Section 8.03.  Delivery of Collateral...................................................................   28
         Section 8.04.  Borrower Remains Liable..................................................................   28
         Section 8.05.  Covenants of the Borrower and the Servicer Regarding the Borrower Collateral.............   28

ARTICLE IX. TERMINATION EVENTS...................................................................................   30
         Section 9.01.  Termination Events.......................................................................   30
         Section 9.02.  Events of Servicer Termination...........................................................   33

ARTICLE X. REMEDIES..............................................................................................   35
         Section 10.01.  Actions Upon Termination Event..........................................................   35
         Section 10.02.  Exercise of Remedies....................................................................   36
         Section 10.03.  Power of Attorney.......................................................................   36
         Section 10.04.  Continuing Security Interest............................................................   36

ARTICLE XI. SUCCESSOR SERVICER PROVISIONS........................................................................   37
         Section 11.01.  Servicer Not to Resign..................................................................   37
         Section 11.02.  Appointment of the Successor Servicer...................................................   37
         Section 11.03.  Duties of the Servicer..................................................................   37
         Section 11.04.  Effect of Termination or Resignation....................................................   38

ARTICLE XII. INDEMNIFICATION.....................................................................................   38
         Section 12.01.  Indemnities by the Borrower.............................................................   38
         Section 12.02.  Indemnities by the Servicer.............................................................   39

ARTICLE XIII. [RESERVED].........................................................................................   40

ARTICLE XIV. MISCELLANEOUS.......................................................................................   40
         Section 14.01.  Notices.................................................................................   40
         Section 14.02.  Binding Effect; Assignability...........................................................   40
         Section 14.03.  Termination; Survival of Borrower Obligations Upon Commitment Termination Date..........   41
         Section 14.04.  Costs, Expenses and Taxes...............................................................   42
         Section 14.05.  Confidentiality.........................................................................   42
         Section 14.06.  Complete Agreement; Modification of Agreement...........................................   44
         Section 14.07.  Amendments and Waivers..................................................................   44
         Section 14.08.  No Waiver; Remedies.....................................................................   44
         Section 14.09.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL............................   45
         Section 14.10.  Counterparts............................................................................   46
         Section 14.11.  Severability............................................................................   46
         Section 14.12.  Section Titles..........................................................................   46
         Section 14.13.  Further Assurances......................................................................   46

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
EXHIBITS
Exhibit 2.01(b)     Form of Revolving Note
Exhibit 2.02(a)     Form of Commitment Reduction Notice
Exhibit 2.02(b)     Form of Commitment Termination Notice
Exhibit 2.02(c)     Form of Commitment Increase Notice
Exhibit 2.03(a)     Form of Borrowing Request
Exhibit 2.03(c)     Form of Repayment Notice
Exhibit 2.06(c)     Notice of Conversion/Continuation
Exhibit 5.02(b)     Form of Borrowing Base Certificate
Exhibit 10.03       Form of Power of Attorney
Exhibit A           Credit and Collection Policy

Schedule 4.01(c)    Jurisdiction of Organization; Organizational Identification
                    Numbers; Executive Offices; Collateral Locations
Schedule 4.01(e)    Litigation
Schedule 4.01(o)    Lockboxes and Lockbox Accounts
Schedule 5.03(b)    Liens
Schedule 9.01(s)    Financial Covenants
Schedule 14.01      Notice Addresses

Annex 5.02(a)       Reporting Requirements of the Borrower (including Form of
                    Monthly Report)
Annex W             Borrower Account
Annex X             Definitions
Annex Y             Schedule of Documents
Annex Z             Special Concentration Percentages

      THIS RECEIVABLES FUNDING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") is entered into as of July 29, 2004 by and among INGRAM FUNDING INC., a Delaware corporation (the "Borrower"), INGRAM MICRO INC., a Delaware corporation, in its capacity as servicer hereunder (in such capacity, the "Servicer"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS

      A. The Borrower is a corporation the sole shareholder of which is the Parent.

      B. The Borrower intends to purchase, or otherwise acquire by capital contribution, Receivables and other Receivable Assets related thereto of the Originators party to the Sale Agreement.

      C. The Borrower intends to fund its purchases of the Receivables and other Receivable Assets, in part, by borrowing Advances hereunder and pledging all of its right, title and interest in and to the Receivables and other Receivable Assets as security therefor, and, subject to the terms and conditions hereof, the Lender intends to make such Advances, from time to time, as described herein.

      D. In order to effectuate the purposes of this Agreement, the Lender desires to appoint Ingram Micro Inc. to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Ingram Micro Inc. is willing to act in such capacity as Servicer hereunder on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

      Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

      Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                   ARTICLE II.

                          AMOUNTS AND TERMS OF ADVANCES

      Section 2.01. Advances.

      (a) From and after the Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, the Lender agrees to make advances (each such advance hereunder, an "Advance") to the Borrower from time to time. The Outstanding Principal Amount shall not at any time exceed the Commitment. Under no circumstances shall the Lender make any Advance if, after giving effect thereto, a Funding Excess would exist. The Borrower may from time to time borrow, repay and reborrow Advances hereunder on the terms and conditions set forth herein.

      (b) The Borrower shall execute and deliver to the Lender a note to evidence the Advances which may be made hereunder from time to time. Such note shall be in the principal amount of the Commitment and substantially in the form of Exhibit 2.01(b) (the "Revolving Note"). The Revolving Note shall represent the obligation of the Borrower to pay the amount of the Lender's Commitment or, if less, the aggregate unpaid principal amount of all outstanding Advances made by the Lender to the Borrower, together with interest thereon as prescribed in
Section 2.06. The Outstanding Principal Amount of Advances and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

      Section 2.02. Optional Changes in Commitment.

      (a) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, not more than twice during each calendar year, reduce the Commitment permanently; provided, that (i) the Borrower shall give ten Business Days' prior written notice of any such reduction to the Lender substantially in the form of Exhibit 2.02(a) (each such notice, a "Commitment Reduction Notice"), (ii) any partial reduction of the Commitment shall be in a minimum amount of $5,000,000 or an integral multiple thereof, and (iii) no such partial reduction shall reduce the Commitment below the greater of (x) the Outstanding Principal Amount at such time and (y) $50,000,000.

      (b) The Borrower may, at any time, on at least 30 days' prior written notice by the Borrower to the Lender, irrevocably terminate the Commitment; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the "Commitment Termination Notice"), and (ii) the Borrower shall reduce the Outstanding Principal Amount to zero and make all payments required by Section 2.03(c) at the time and in the manner specified therein. Upon such termination, the Borrower's right to request that the Lender make Advances hereunder shall simultaneously terminate and the Commitment Termination Date shall automatically occur.

      (c) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, at any time during the period from and after the Effective Date to and including July 29, 2006, increase the Commitment to an amount up to

$600,000,000; provided, that (i) the Borrower shall give thirty (30) days' prior written notice of any such increase to the Lender substantially in the form of
Exhibit 2.02(c) (the "Commitment Increase Notice") and (ii) prior to any such increase being effective, the Borrower shall pay to the Lender a fee in an amount equal to the product of (x) the amount by which the Commitment is being increased and (y) the percentage specified as the Commitment Increase Fee Percentage in the Fee Letter.

      (d) Each written notice required to be delivered pursuant to Sections 2.02(a), (b) or (c) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Lender not later than 4:00 p.m. (California time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Lender after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of reduction or increase shall specify, respectively, the amount of the proposed reduction in, or the amount of the proposed increase in, the Commitment.

      Section 2.03. Procedures for Making Advances.

      (a) Borrowing Requests. Each Advance shall be made upon notice by the Borrower to the Lender in the manner provided herein. Any such notice must be given in writing so that it is received no later than (1) 10:00 a.m. (California time) on the Business Day of the proposed Advance Date set forth therein in the case of an Index Rate Advance or (2) 10:00 a.m. (California time) on the date which is three (3) Business Days prior to the proposed Advance Date set forth therein in the case of a LIBOR Rate Advance. Each such notice (a "Borrowing Request") shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be irrevocable and (iii) specify the amount of the requested Advance (which shall be in a minimum amount of $250,000) and the proposed Advance Date (which shall be a Business Day), and shall include such other information as may be required by the Lender. If the Borrower requests LIBOR Rate Advances, it must comply with
Section 2.06(c).

      (b) Advances; Payments. Subject to the terms hereof (including, without limitation, the satisfaction of the conditions precedent set forth in Section 3.02), the Lender shall make available to the Borrower by deposit into the Borrower Account on the Advance Date therefor, the lesser of (x) the amount of the requested Advance and (y) the Funding Availability. All payments by the Lender under this Section 2.03(b) shall be made without setoff, counterclaim or deduction of any kind.

      (c) Principal Repayments. The Borrower may at any time repay outstanding Advances hereunder; provided that (i) the Borrower shall give written notice of any such repayment to the Lender substantially in the form of Exhibit 2.03(c) (each such notice, a "Repayment Notice"), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested repayment and the proposed date of such repayment (which shall be a Business
Day) and (iv) any such repayment must be accompanied by payment of (A) all interest accrued and unpaid on the portion of the Outstanding Principal Amount being repaid through but excluding the date of such repayment and (B) any amounts required to be paid in accordance with Section 2.10, if any. Any such notice of repayment must be received by the

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Lender no later than 10:00 a.m. (California time) on the date of the proposed repayment; provided, further, that the foregoing requirements shall not apply to repayment of the outstanding principal amount of Advances as a result of the application of amounts on deposit in the Collection Account pursuant to Section 2.08.

      Section 2.04. Pledge of Transferred Receivables and other Receivable Assets. The Borrower shall indicate in its master database of Receivables that the Transferred Receivables have been pledged hereunder and that the Lender has a lien on and security interest in all such Transferred Receivables. The Borrower and the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Lender. The Borrower and the Servicer hereby acknowledge that their retention and possession of such Contracts and documents shall at all times be at the sole discretion of the Lender and in a custodial capacity for the Lender's benefit only.

      Section 2.05. Commitment Termination Date. Notwithstanding anything to the contrary set forth herein, the Lender shall not have any obligation to make any Advances from and after the Commitment Termination Date.

      Section 2.06. Interest; Charges.

      (a) The Borrower shall pay interest to the Lender, with respect to each Advance made or maintained by it, in arrears on each applicable Interest Payment Date, (i) for each LIBOR Rate Advance, at the applicable LIBOR Rate for the relevant LIBOR Period then ending, and (ii) for all of the Index Rate Advances outstanding from time to time, at the applicable Index Rate as in effect from time to time during the immediately preceding calendar month, based on the aggregate outstanding amount of Index Rate Advances outstanding from time to time during such month. Interest for each LIBOR Rate Advance or Index Rate Advance shall be calculated based upon actual days elapsed during the related LIBOR Period, with respect to each LIBOR Rate Advance, or during the applicable calendar month, with respect to each Index Rate Advance, for a 360 day year based upon actual days elapsed since the last Interest Payment Date. Anything herein to the contrary notwithstanding, the Borrower and the Lender hereby agree that until such time as the parties hereto agree otherwise, each Advance made hereunder shall be an Index Rate Advance.

      (b) So long as any Termination Event shall have occurred and be continuing, the interest rates applicable to each Advance and any other unpaid Borrower Obligation hereunder shall be increased by two percent (2.0%) per annum (such increased rate, the "Default Rate"), and all outstanding Borrower Obligations shall bear interest at the applicable Default Rate from the date of such Termination Event until such Termination Event is waived or cured.

      (c) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 3.02, the Borrower shall have the option to (i) request that any Advance be made as an Index Rate Advance or as a LIBOR Rate Advance, (ii) convert at any time all or any part of the outstanding Advances from Index Rate Advances to LIBOR Rate Advances, (iii) convert at any time all or any part of the outstanding LIBOR Rate Advances to Index Rate Advances, subject to

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

payment of Breakage Costs in accordance with Section 2.10 if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of the LIBOR Rate Advances upon the expiration of the applicable LIBOR Period, in which case the succeeding LIBOR Period of those continued LIBOR Rate Advances shall commence on the last day of the LIBOR Period of the LIBOR Rate Advances to be continued. Any Advances to be made or continued as, or converted into, LIBOR Rate Advances must be in an aggregate amount equal to $1,000,000 or an integral multiple of $500,000 in excess of $1,000,000. Any such election must be made by 10:00 a.m. (California time) on (A) the third
(3rd) Business Day prior to (1) the date of any proposed LIBOR Rate Advances,
(2) the end of each LIBOR Period with respect to any LIBOR Rate Advances to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Advances to LIBOR Rate Advances for a LIBOR Period designated by the Borrower in such election, or (B) the Business Day of any proposed Advances which are to bear interest at the Index Rate. If no election is received with respect to any LIBOR Rate Advances by 10:00 a.m. (California time) on the third
(3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Incipient Termination Event or a Termination Event shall have occurred and be continuing or the additional conditions precedent set forth in Section 3.02 shall not have been satisfied), those LIBOR Rate Advances shall be converted to Index Rate Advances at the end of the applicable LIBOR Period. The Borrower must make each such election by notice to the Lender in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 2.06(c).

      (d) The Lender is authorized to, and at its sole election may, charge to the Borrower as Advances and cause to be paid all Fees, expenses, charges, costs, interest and principal, other than principal of the Advances, owing by the Borrower under this Agreement or any of the other Related Documents if and to the extent the Borrower fails to pay any such amounts as and when due, and any charges so made shall constitute part of the Outstanding Principal Amount hereunder even if such charges would cause the aggregate balance of the Outstanding Principal Amount to exceed the Borrowing Base.

      Section 2.07. Fees.

      (a) On the Effective Date, the Borrower shall pay to the Lender the fees set forth in the Fee Letter that are payable on the Effective Date.

      (b) From and after the Effective Date, as additional compensation for the Lender, the Borrower agrees to pay to the Lender, monthly in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, the Unused Commitment Fee.

      (c) On each Settlement Date, and with respect to the immediately preceding Settlement Period, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the aggregate Servicing Fee for each day during the relevant Settlement Period or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor.

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

      Section 2.08. Application of Funds in Collection Account; Time and Method of Payments.

      (a) Each Index Rate Advance shall mature, and be payable, on the earlier of (i) the date funds are allocated to such Index Rate Advance pursuant to clause (iii) of the following subsection (b) (and in such case only to the extent of the funds so allocated), and (ii) the Commitment Termination Date (in which case such Index Rate Advance shall be payable in full). Each LIBOR Rate Advance shall mature, and be payable in full, on the earliest of (1) the date on which funds are allocated therefor pursuant to clause (iv) of the following subsection (b), (2) the last day of the LIBOR Period with respect thereto (unless such LIBOR Rate Advance is converted or continued in compliance with the terms hereof) and (3) the Commitment Termination Date (in which case such LIBOR Rate Advance shall be payable in full).

      (b) On each Business Day, the Lender shall allocate amounts on deposit in the Collection Account on such day as follows:

            (i) first, to the extent then due and payable, to the payment of all Fees accrued and unpaid through such date and all unreimbursed expenses of the Lender which are reimbursable pursuant to the terms hereof, including, without limitation, the expenses of the Lender reimbursable under Section 14.04;

            (ii) second, if such Business Day is an Interest Payment Date for any Advances, to the payment of interest accrued through such date with respect to such Advances;

            (iii) third, to the payment of the outstanding principal balance of the Advances which constitute Index Rate Advances;

            (iv) fourth, to the payment of the outstanding principal balance of Advances which constitute LIBOR Rate Advances together with amounts payable with respect thereto under Section 2.10; and

            (v) fifth, to the extent then due and payable, to the payment of all other obligations of the Borrower accrued and unpaid hereunder.

On any such Business Day on which funds on deposit in the Collection Account are allocated pursuant to the foregoing, the Lender shall withdraw the funds so allocated and pay the same to the parties entitled thereto. To the extent that on any Business Day funds remain in the Collection Account unallocated after application of the foregoing clauses (i) through (v), such remaining funds shall be remitted to the Borrower Account.

      (c) On each Interest Payment Date with respect to Index Rate Advances, the Lender shall withdraw funds allocated on such Interest Payment Date pursuant to clause (ii) of the foregoing subsection (b), and apply the same in payment of accrued and unpaid interest on the Index Rate Advances. On each Interest Payment Date with respect to LIBOR Rate Advances, the Lender shall withdraw funds allocated on such Interest Payment Date pursuant to clause (ii) of the foregoing subsection (b), and apply the same in payment of accrued and unpaid

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interest on such LIBOR Rate Advances. On each Business Day on which any other amounts are payable hereunder or under any other Related Document, the Lender shall withdraw funds allocated on such Business Day pursuant to clause (i) or clause (v) of the foregoing subsection (b), and pay the same, pro rata, to such Persons as may be entitled to receive such amounts pursuant to the terms hereof or of any other Related Document. To the extent that amounts on deposit in the Collection Account on any day are insufficient to pay amounts due on such day in respect of the matured portion of any Advances or any interest, Fees or any other amounts due and payable by the Borrower hereunder, the Borrower shall pay, upon notice from the Lender received prior to 10:00 a.m. (California time), the amount of such insufficiency to the Lender in Dollars, in immediately available funds (for the account of the Lender or the applicable Affected Parties or Indemnified Persons) not later than 1:00 p.m. (California time) on such day. Any such payment made on such date but after such time shall be deemed to have been made on, and interest shall continue to accrue and be payable thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or the Index Rate (in all other cases) until, the next succeeding Business Day.

      (d) The Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that any and all such payments shall be applied by the Lender in accordance with this Section 2.08.

      (e) All payments of principal of the Advances and all payments of interest, Fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and interest thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or Index Rate (in all other cases) shall be payable during such extension. Payments received prior to 12:00 Noon (California time) on any Business Day shall be deemed to have been received on such Business Day. Payments received after 12:00 Noon (California time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

      (f) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority with respect to any payment by the Borrower ("Taxes"), excluding Taxes imposed (i) on the net income or franchise taxes imposed on the net income (or in lieu of net income) of the Lender by (A) the United States or any political subdivision or taxing authority thereof or therein, or (B) any jurisdiction under the laws of which the Lender is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein or (ii) as a result of a present or former connection between the Lender and the governmental authority imposing such tax other than as a result of this Agreement or any transaction hereunder (the Taxes referred to in the foregoing clauses (i) and (ii) individually or collectively being referred to as "Excluded Taxes" and any and all other Taxes, collectively or individually, being referred to as "Non-Excluded Taxes"). If any such Non-Excluded Taxes are required to be withheld from any amounts payable to the Lender hereunder, the Borrower shall pay additional amounts to the Lender to the extent necessary to yield to the Lender (after giving effect to all deductions and withholdings in respect of Non-Excluded Taxes, including Non-Excluded Taxes upon or in respect of such additional amounts) interest or any such other amounts payable hereunder at the rates or in the amounts otherwise specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of any original official receipt received by the Borrower showing payment thereof or any other proof reasonably acceptable to the Lender. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies that arise from any payment made under this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement (collectively, "Other Taxes"). The Borrower agrees to indemnify the Lender for the full amount of any Non-Excluded Taxes and Other Taxes paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto other than any penalties, interest or expense to the extent arising from the failure of the Lender to pay such Non-Excluded Taxes or other Taxes on a timely basis. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or any other proof reasonably acceptable to the Lender, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. If the Lender shall become aware that it is entitled to receive a refund or other tax credit or benefit in respect of any Non-Excluded Taxes, it shall promptly notify the Borrower thereof and, in the case of a refund, shall within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If the Lender receives a refund or the benefit of a refund in respect of any Non-Excluded Taxes for which the Borrower has made a payment hereunder, it shall promptly notify the Borrower thereof and shall promptly repay such refund or the amount of the benefit derived from such refund, as the case may be, to the Borrower without interest and net of any expenses incurred, except to the extent interest shall have explicitly accompanied such refund; provided that the Borrower, upon the request of the Lender, agrees to return the amount paid in respect of such refund (plus any penalties that are not attributable to the negligence or misconduct of the Lender, interest or other charges required to be paid) to the Lender in the event the Lender is required to repay such amount to the relevant taxing authority. If the Borrower is obligated to pay any Non-Excluded Taxes or Other Taxes pursuant to this Section 2.08(f), then the Lender shall use reasonable efforts (which shall not require the Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) to (A) file any certificate or document reasonably requested in writing by the Borrower or
(B) assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce or eliminate amounts payable pursuant to this Section 2.08(f) in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such filing or assignment, delegation and transfer. This Section 2.08(f) shall survive the termination of this Agreement and the repayment of all Borrower Obligations.

      Section 2.09. Capital Requirements; Additional Costs.

      (a) If the Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by the Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by the Lender against commitments made by it under this Agreement or any other Related Document and thereby reducing the rate of return on its capital as a consequence of its commitments hereunder or thereunder by an amount deemed by the Lender in its reasonable judgment to be material, then the Borrower shall from time to time upon demand by the Lender pay to the Lender additional amounts sufficient to compensate the Lender for such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Index Rate. A certificate as to the amount of such reduction and showing the basis of the computation thereof submitted by the Lender to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

      (b) If, due to any Regulatory Change, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Related Document, including with respect to any Advances or Outstanding Principal Amount, or any reduction in any amount receivable by the Lender hereunder or thereunder, including with respect to any Advances or Outstanding Principal Amount (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), in each case by an amount deemed by the Lender in its reasonable judgment to be material, then the Borrower shall, from time to time upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Index Rate. The Lender agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(b).

      (c) Determinations by the Lender for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any other Related Document or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate it in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and shall be calculated in the same way as comparable claims with respect to similarly situated sellers or borrowers of the Lender and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes. The Borrower shall not be required to compensate the Lender pursuant to this Section 2.09 for any increased costs, reduced returns or other losses incurred more that 360 days prior to the date that the Lender notifies the Borrower of its intention to claim compensation therefor.

      (d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for the Lender to agree to make or to make or to continue to fund or maintain any LIBOR Rate Advance, then, unless the Lender is able to make or to continue to fund or to maintain such LIBOR Rate Advance at another branch or office of the Lender without, in its good faith opinion, adversely affecting it or its Advances or the income obtained therefrom, on notice thereof and demand therefor by the Lender to the Borrower, (i) the obligation of the Lender to agree to make or to make or to continue to fund or maintain LIBOR Rate Advances shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Rate Advances owing to the Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Rate Advances into Index Rate Advances.

      Section 2.10. Breakage Costs. To induce the Lender to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Rate Advances are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any other provision of this Agreement or any other Related Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in making payment when due of the principal amount of or interest on any LIBOR Rate Advance; (iii) the Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Rate Advances after the Borrower has given notice requesting the same in accordance herewith (including any failure to satisfy conditions precedent to the making of, or conversion or continuation of, any LIBOR Rate Advances); or (iv) the Borrower shall fail to make any prepayment of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance herewith; then, in any such case, the Borrower shall indemnify and hold harmless the Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing (any such loss, cost or expense, "Breakage Costs"). Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained (if any). For the purpose of calculating amounts payable to the Lender under this subsection, the Lender shall be deemed to have actually funded its relevant LIBOR Rate Advance through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Advance and having a maturity comparable to the relevant LIBOR Period; provided, however, that the Lender may fund LIBOR Rate Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Revolving Notes and all other amounts payable hereunder. The determination by the Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

      Section 2.11. Funding Excess. On each Business Day during the Revolving Period, the Lender shall notify the Borrower and the Servicer of the existence of any Funding Excess on such day, and the Borrower shall deposit the amount of such Funding Excess in the

Collection Account by 11:00 a.m. (California time) on the immediately succeeding Business Day.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

      Section 3.01. Conditions to Effectiveness of Agreement. This Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the
Lender:

      (a) Funding Agreement; Other Related Documents. This Agreement and the Revolving Note shall have been duly executed by, and delivered to, the parties hereto and the Lender shall have received such other documents, instruments, agreements and legal opinions as it shall reasonably request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to the Lender.

      (b) Governmental Approvals. The Lender shall have received (i) satisfactory evidence that the Borrower, the Servicer and the Originators have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Lender affirming that no such consents or approvals are required.

      (c) Payment of Fees. The Borrower shall have paid all fees required to be paid by it on the Effective Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed the Lender for all reasonable fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including the Lender's legal expenses, and other document preparation costs.

      (d) Representations and Warranties. Each representation and warranty by the Borrower and the Servicer contained herein shall be true and correct in all material respects as of the Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

      (e) No Termination Event. No Incipient Termination Event or Termination Event hereunder or any "Event of Default" or "Default" (each as defined in the Credit Agreement) under the Credit Agreement shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated to occur on the Effective Date.

      (f) Existing Securitization. Evidence satisfactory to the Lender that the Existing Securitization has been paid in full and all liens associated therewith have been released.

      Section 3.02. Conditions Precedent to All Advances. The Lender shall not be obligated to make any Advances hereunder (including the initial Advances) on any date if, as of the date thereof:

      (a) any representation or warranty of the Borrower or the Servicer contained herein shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the Advances to be made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date;

      (b) any event shall have occurred, or would result from such Advances or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event or a Termination Event;

      (c) the Borrower shall not be in compliance in any material respect with any of its covenants or other agreements set forth herein;

      (d)   the Commitment Termination Date shall have occurred;

      (e) either before or after giving effect to such Advance and to the application of the proceeds therefrom, a Funding Excess would exist; or

      (f) the Borrower or the Servicer shall have failed to deliver, on or prior to such date, any Monthly Report or Borrowing Base Certificate required to be delivered in accordance with Section 5.02 hereof.

The delivery by the Borrower of a Borrowing Request and the acceptance by the Borrower of the funds from the related Advance on any Advance Date shall be deemed to constitute, as of any such Advance Date, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01. Representations and Warranties of the Borrower. To induce the Lender to make Advances from time to time, the Borrower makes the following representations and warranties to the Lender on the Effective Date and each Advance Date, each and all of which shall survive the execution and delivery of this Agreement:

      (a) Existence; Powers. The Borrower (i) is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a "registered organization" as defined in the UCC of such jurisdiction; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Borrower Material Adverse Effect; and

(iii) has the requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and as proposed to be conducted.

      (b) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Agreement or the other Related Documents, except for (i) the filing of appropriate UCC financing statements and
(ii) such as have been made or obtained and are in full force and effect.

      (c) Executive Offices; Collateral Locations; Corporate or Other Names. The jurisdiction of organization and the organizational identification number of the Borrower and current location of the Borrower's chief executive office, principal place of business and the offices at which the Borrower keeps its records concerning the Borrower Collateral (including originals of the Borrower Assigned Agreements) are set forth in Schedule 4.01(c) and none of such locations has changed within the past four months. The Borrower has no fictitious or trade names.

      (d) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the other Related Documents to which it is a party, and the creation and perfection of all Liens and ownership interests provided for herein and therein: (i) are within the Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate actions; (iii) do not contravene any provision of the Borrower's certificate of incorporation or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, in each case applicable to or binding upon the Borrower or any of its property or to which the Borrower or any of its property is subject; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of the property of the Borrower is bound; and (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower or any Originator. On or prior to the Effective Date, each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (y) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

      (e) No Litigation. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or other Receivable Assets or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) except as set forth on
Schedule 4.01(e), that, if adversely determined, could reasonably be expected to have a Borrower Material Adverse Effect.

      (f) Solvency. After giving effect to the Advances to be made on such date and to the application of the proceeds therefrom, the Borrower is and will be Solvent.

      (g) Material Adverse Effect. Since the end of the most recent fiscal year of the Borrower, no event has occurred with respect to the Borrower that, alone or together with other events, has had a Borrower Material Adverse Effect.

      (h) Liens. None of the Transferred Receivables or any other Receivable Assets are subject to any Adverse Claims.

      (i) Ventures and Subsidiaries; Outstanding Indebtedness. The Borrower has no Subsidiaries, and is not engaged in any joint venture or partnership with any other Person. After giving effect to (x) the execution and delivery of this Agreement and the other Related Documents and (y) termination and payment in full of the Existing Securitization, the Borrower has no Debt other than (A) Debt incurred pursuant to this Agreement and the other Related Documents (including the Subordinated Note), (B) immaterial amounts due and payable in the ordinary course of business of a special purpose company which shall not exceed $10,000 in the aggregate at any time outstanding and (C) any other Debt that is not prohibited by Section 5.03(h). Other than the restrictions created by the Related Documents, the Borrower is not subject to any corporate restriction that could reasonably be expected to have a Borrower Material Adverse Effect.

      (j) Taxes. The Borrower has filed or caused to be filed all material tax returns (Federal, state or local) which it reasonably believes are required to have been filed by it and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that any failure to file or nonpayment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Borrower Material Adverse Effect.

      (k) Full Disclosure. With respect to each Receivable, all information furnished by or on behalf of the Borrower to the Lender relating to (i) the name of the related Obligor and (ii) the aggregate Outstanding Balance of such Receivable, is true and correct (except for any errors or omissions that do not result in material impairment of the interests, rights or remedies of the Lender with respect to any Receivable).

      (l) Margin Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No part of the proceeds of the Advances made hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Federal Reserve Board, including Regulation U or Regulation X.

      (m) Government Regulation. The Borrower is not an "investment company", as such term is defined in the Investment Company Act.

      (n) Nonconsolidation. (i) The Borrower has not entered into any agreement other than this Agreement, the other Related Documents to which it is a party, the agreements relating to the Existing Securitization to which it is a party, any other agreements or instruments that, in the aggregate, neither contain payment obligations or other liabilities on the part of the Borrower in excess of $100,000 nor would upon default result in a Borrower Material Adverse Effect, and, with the prior written consent of the Lender, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

            (ii) the Borrower's business is managed solely by its own officers and directors, each of whom when acting for the Borrower shall be acting solely in his or her capacity as an officer or director of the Borrower and not as an officer, director, employee or agent of any member of the Parent Group;

            (iii) the Borrower shall compensate all employees, consultants and agents directly or indirectly through reimbursement of the Parent, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of such member of the Parent Group, on a basis which reflects the respective services rendered to the Borrower and such member of the Parent Group and in accordance with the terms of the Administrative Services Agreement;

            (iv) the Borrower shall pay its own incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement from its own funds, and shall allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Borrower and the Parent pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered;

            (v) the Borrower maintains financial statements, records and books of account separate from that of each member of the Parent Group;

            (vi) the financial statements and books and records of the Borrower reflect the separate existence of the Borrower;

            (vii) (A) the Borrower maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables) and (B) except as contemplated by the Administrative Services Agreement, the Borrower's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group;

            (viii) except as otherwise expressly permitted hereunder, under the other Related Documents and under the Borrower's organizational documents, no member of the Parent Group (A) pays the Borrower's expenses, (B) guarantees the Borrower's obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;

            (ix) all business correspondence and other communications of the Borrower are conducted in the Borrower's own name and on its own stationery;

            (x) Borrower shall maintain separate office space from the offices of any member of the Parent Group (which office space may be located at the same address as any member of the Parent Group) and identify such office by a sign in its own name; and

            (xi)  the Borrower maintains at least one independent director who
      (A) is not a Stockholder, director, officer, employee or associate, or any immediate family of the foregoing, of any member of the Parent Group (other than a director of the Borrower) and either (B) has (1) prior experience as an independent director for an entity whose organizational documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, independent director services or placement services to issuers of securitization or structured finance instruments, agreements or securities, or (C) is otherwise acceptable to the Lender.

      (o) Lockboxes and Lockbox Accounts. Schedule 4.01(o) lists all banks and other financial institutions at which the Borrower maintains any Lockboxes or Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which each Lockbox Account is held, and the complete account number therefor. The Borrower (or the Servicer on its behalf) has delivered to the Lender a fully executed agreement pursuant to which each Lockbox Account Bank (with respect to each Lockbox Account) has agreed to comply with all instructions originated by the Lender directing the disposition of funds in such Lockbox Account without further consent by the Borrower, the Servicer or any Originator. No Lockbox Account is in the name of any person other than the Borrower or the Lender, and the Borrower has not consented to any Lockbox Account Bank following the instructions of any Person other than the Lender.

      (p)   Transferred Receivables and other Receivable Assets.

            (i) Transfers. Each Transferred Receivable and other Receivable Assets was purchased by or contributed to the Borrower on the relevant Transfer Date pursuant to the Sale Agreement.

            (ii) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Borrowing Base Certificate or Monthly Report, as the case may be, constitutes an Eligible Receivable as of the date specified in such Borrowing Base Certificate or Monthly Report, as the case may be.

      (q) Assignment of Interest in Related Documents. The Borrower's interests in, to and under the Sale Agreement and the Parent Agreement have been assigned by the Borrower to the Lender.

      (r) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Agreement) is true and correct in all respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lender as if the same were set forth in full herein.

                                   ARTICLE V.

                        GENERAL COVENANTS OF THE BORROWER

      Section 5.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that from and after the Effective Date and until the Termination Date:

      (a)   Compliance with Agreements and Applicable Laws. The Borrower shall
(i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables and other Receivable Assets, except where the failure to so perform (in the case of clause (i)) or to so comply (in the case of clause (ii)) would not reasonably be expected to have a Borrower Material Adverse Effect.

      (b) Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises in its jurisdiction of incorporation; and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its certificate of incorporation and bylaws,
(2) Section 4.01(n) and (3) the assumptions set forth in each legal opinion of Davis Polk & Wardwell or other counsel to the Borrower delivered pursuant to
Section 3.01(a) hereof with respect to issues of substantive consolidation and true sale and absolute transfer.

      (c) Lockboxes; Deposit of Collections. The Borrower shall deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the second Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

      (d)   Payment, Performance and Discharge of Obligations.

            (i) Subject to Section 5.01(d)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it before any thereof shall become past due.

            (ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in
      Section 5.01(d)(i); provided, that adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP.

      Section 5.02. Reporting Requirements of the Borrower. The Borrower hereby agrees that from and after the Effective Date until the Termination Date, it shall furnish or cause to be furnished to the Lender:

      (a) The financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

      (b) As soon as available, and in any event no later than 12:30 p.m. (California time) on each Business Day, a completed certificate in the form attached hereto as Exhibit 5.02(b) (each, a "Borrowing Base Certificate"), each of which shall be prepared by the Borrower or the Servicer as of the close of business on the immediately preceding Business Day.

      (c) Such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as the Lender shall from time to time request in its reasonable discretion.

      Section 5.03. Negative Covenants of the Borrower. The Borrower covenants and agrees that, without the prior written consent of the Lender, from and after the Effective Date until the Termination Date:

      (a) Sale of Assets. The Borrower shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any Transferred Receivable or Contract therefor except as otherwise expressly permitted by this Agreement or any of the other Related Documents. The Servicer may in its sole discretion arrange for the Borrower to enter into an agreement to sell any Defaulted Receivable provided that no later than 10 Business Days before the Borrower enters into any such agreement, the Servicer shall deliver to the Lender an Officer's Certificate of the Servicer certifying that (i) such sale is to be made without credit recourse to the Borrower, (ii) such sale is an arm's-length, fair market transaction to a purchaser that is not an Affiliate of the Borrower, (iii) the purchaser of such Defaulted Receivables will agree in writing not to institute or join in instituting a bankruptcy or similar insolvency proceeding against the Borrower, (iv) such Defaulted Receivables are excluded from the Borrowing Base in the most recent Borrowing Base Certificate delivered to the Lender and (v) the form of documents attached to such Officer's Certificate will constitute the material operative documents for such sale agreed to by the Borrower and the purchaser of such Defaulted Receivables. Each party hereto agrees that the purchase price paid upon any such sale of Defaulted Receivables shall constitute Collections hereunder and shall be remitted directly to the Collection Account.

      (b) Liens. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or other Receivable Assets or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 5.03(b) and other Permitted Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lender as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

      (c) Changes in Instructions to Obligors. The Borrower shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Lender directs the Borrower to change such instructions to Obligors in accordance with the terms hereof or the Lender consents in writing to such change.

      (d) Business; Charter. The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) amend or make any change or modification to Articles III, V, IX, XI, XII or XIII of its certificate of incorporation without first obtaining the written consent of the Lender (which consent shall not be unreasonably withheld) (provided that, notwithstanding anything to the contrary in this clause (ii), the Borrower may make amendments, changes or modifications pursuant to changes in law of the state of its incorporation or amendments to change the Borrower's registered agent or the address of its registered office), (iii) make any change to its name indicated on the public records of its jurisdiction of organization without 30 days' prior written notice to the Lender or (iv) change its jurisdiction of organization without 30 days' prior written notice to the Lender. The Borrower shall not engage in any business other than as provided in its certificate of incorporation, bylaws and the Related Documents.

      (e) Mergers, Subsidiaries, Etc. The Borrower shall not directly or indirectly, by operation of law or otherwise merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

      (f) Sale Characterization; Sale Agreement. The Borrower shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale Agreement (including for accounting and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable and other Receivable Assets effected pursuant to the Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables and other Receivable Assets by the Originators to the Borrower and (ii) with respect to each contribution of Contributed Receivables and other Receivable Assets thereunder, as an increase in the stated capital of the Borrower; provided, however, that this subsection (f) shall not apply for any tax or tax accounting purposes.

      (g) Restricted Payments. Except for the Subordinated Loans, the Borrower shall not enter into any lending transaction in which the Borrower acts as lender with any other Person. The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any shares of capital stock, or make any other payment or distribution of cash or other property or assets in respect of the Borrower's capital stock or make a repayment with respect to any Subordinated Loans if, after giving effect to any such advance or distribution, a Funding Excess or Termination Event would exist or otherwise result therefrom.

      (h) Indebtedness. Except as required by law or as a result of operation of law, the Borrower shall not create, incur, assume or permit to exist any Debt, other than (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) Subordinated Loans pursuant to the Subordinated Notes, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (vi) liabilities or obligations for services supplied or furnished to the Borrower in an amount not to exceed $100,000 at any time outstanding.

      (i) Prohibited Transactions. The Borrower shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document and except for leases of office space, equipment or other facilities for use by the Borrower in its ordinary course of business, employment agreements, service agreements, agreements relating to shared employees, the Related Documents and agreements necessary to perform its obligations under the Related Documents.

      (j) Commingling. The Borrower shall not deposit any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account.

      (k) Related Documents. The Borrower shall not amend, modify or waive any term or provision of the Sale Agreement without the prior written consent of the Lender (which consent shall not be unreasonably withheld).

                                   ARTICLE VI.

                                    ACCOUNTS

      Section 6.01. Establishment of Accounts.

      (a)   The Lockbox Accounts.

            (i) The Borrower has established with each Lockbox Account Bank one or more Lockbox Accounts. The Borrower agrees that the Lender shall have exclusive dominion and control of each Lockbox Account and all monies, instruments and other property from time to time on deposit therein. The Borrower shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from any Lockbox Account except as provided in Section 6.01(b)(ii).

            (ii) The Borrower and the Servicer have instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Lender (each a "Lockbox" and collectively the "Lockboxes") or (B) by wire transfer or moneygram directly to a Lockbox Account. Schedule 4.01(o) lists all Lockboxes and all Lockbox Account Banks at which the Borrower maintains Lockbox Accounts as of the Effective Date, and such schedule correctly identifies (1) with respect to each such Lockbox Account Bank, the name, address and telephone number thereof, (2) with respect to each Lockbox Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The Borrower and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Lockbox Account, in the form so received (with all necessary endorsements), on the second Business Day after the date of receipt thereof. In addition, each of the Borrower and the Servicer shall deposit or cause to be deposited into a Lockbox Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Lockbox Account, in the form so received (with all necessary endorsements), not later than the close of business on the second Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Lender. Neither the Borrower nor the Servicer shall make any deposits into a Lockbox or any Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

            (iii) If, for any reason, a Lockbox Account Agreement terminates or any Lockbox Account Bank fails to comply with its obligations under the Lockbox Account Agreement to which it is a party, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Lockbox Account maintained at any such Lockbox Account Bank to make all future payments to a new Lockbox Account in accordance with this Section 6.01(a)(iii). The Borrower shall not close any such Lockbox Account unless it shall have (A) received the prior written consent of the Lender (which consent shall not be unreasonably withheld), (B) established a new account with the same Lockbox Account Bank or with a new depositary institution satisfactory to the Lender in its reasonable discretion, (C) entered into an agreement covering such new account with such Lockbox Account Bank or with such new depositary institution substantially in the form of such Lockbox Account Agreement or that is satisfactory in all respects to the Lender in its reasonable discretion (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Lockbox Account, such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Lockbox Account Bank), and
      (D) taken all such action as the Lender shall require to grant and perfect a first priority Lien in such new Lockbox Account to the Lender under
      Section 8.01 of this Agreement. Except as permitted by this Section 6.01(a), neither the Borrower nor the Servicer shall open any new Lockbox or

      Lockbox Account without the prior written consent of the Lender (which consent shall not be unreasonably withheld).

      (b)   Collection Account.

            (i) The Lender has established and shall maintain the Collection Account with Deutsche Bank Trust Company Americas (the "Depositary"). The Collection Account shall be registered in the name of the Lender and the Lender shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

            (ii) The Borrower shall instruct each Lockbox Account Bank to transfer, and the Borrower hereby grants the Lender the authority to instruct each such Lockbox Account Bank to transfer, on each Business Day in same day funds, all available funds in each Lockbox Account to the Collection Account. The Lender may deposit into the Collection Account from time to time all monies, instruments and other property it receives as proceeds of the Transferred Receivables.

            (iii) The Lender shall not close the Collection Account unless (A) a new deposit account has been established with a new depositary institution, (B) the Lender has entered into an agreement covering such new account with such new depositary institution (whereupon such new account shall become the Collection Account and such new depositary institution shall become the Depositary for all purposes of this Agreement and the other Related Documents), and (C) the Lender shall have taken all such action as is required to grant and perfect a first priority Lien in such new Collection Account to the Lender.

      (c)   Borrower Account.

            (i) The Borrower has established the Borrower Account and agrees that the Lender shall have exclusive dominion and control of such Borrower Account and all monies, instruments and other property from time to time on deposit therein.

            (ii) The Lender hereby agrees that until such time as it instructs the Borrower Account Bank otherwise, the Borrower shall have the right to give instruction for the withdrawal, transfer or payment of funds on deposit in the Borrower Account. The Lender further agrees that it shall not instruct the Borrower Account Bank to no longer accept instructions from the Borrower unless an Incipient Termination Event or a Termination Event shall have occurred and be continuing.

                                  ARTICLE VII.

                               SERVICER PROVISIONS

      Section 7.01. Appointment of the Servicer. The Lender hereby appoints the Servicer as its agent, and the Borrower hereby acknowledges and agrees to such appointment, to service the Transferred Receivables and enforce the Borrower's and the Lender's rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 9.02 or 11.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of the Lender, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables and other Receivable Assets; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Lender shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (c) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer's responsibilities hereunder in accordance with the terms hereof.

      Section 7.02. Duties and Responsibilities of the Servicer. Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time,
(ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Transferred Receivables.

      Section 7.03. Collections on Receivables and other Receivable Assets.

      (a) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Agreement only that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made in the order in which they were originated with respect to such Obligor.

      (b) If in respect of Collections on account of a Receivable, the Servicer deposits into the Collection Account an amount that is less than or more than the actual amount of such Collections, the Servicer shall, in lieu of making a reconciling withdrawal or deposit, as the case may be, adjust the amount subsequently deposited into such Collection Account to reconcile such mistake.

      Section 7.04. Authorization of the Servicer. The Lender hereby authorizes the Servicer, and the Borrower acknowledges and agrees to such authorization, to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Lender hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. The Borrower and the Lender shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In no event shall the Servicer be entitled to make the Borrower or the Lender a party to any Litigation without such Person's express prior written consent.

      Section 7.05. Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in accordance with
Section 2.07. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

      Section 7.06. Representations and Warranties of the Servicer. To induce the Lender to make Advances from time to time, the Servicer makes the following representations and warranties to the Lender on the Effective Date and each Advance Date, which shall survive the execution and delivery of this Agreement:

      (a) Corporate Existence; Compliance with Law. The Servicer (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Servicer Material Adverse Effect; and (iii) has the requisite corporate power and authority to own its properties and assets and to conduct its business as now, heretofore and proposed to be conducted.

      (b) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Servicer of this Agreement and the other Related Documents to which it is a party (i) are within the Servicer's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Servicer's certificate of incorporation or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to the Servicer; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Servicer is a party or by which the Servicer or any of the property of the Servicer is bound, except where any such conflict, violation, breach or default referred to in clauses
(iv) or (v), individually or in the aggregate, could not reasonably be expected to have a Servicer Material Adverse Effect; (vi) do not result in the creation or imposition of any Adverse Claim upon the Receivables or other Receivable Assets; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Effective Date as provided in Section 3.01(b). On or prior to the Effective Date, each of the Related Documents to which the Servicer is a party shall have been duly executed and delivered by the Servicer and each such Related Document shall then constitute a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and (ii) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

      (c) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Related Documents, except for (i) the filing of UCC financing statements and (ii) such as have been made or obtained and are in full force and effect.

      (d) Litigation; Compliance with Laws. (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it or any Significant Subsidiary (A) that involve any Related Document or the transactions contemplated thereby or (B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Servicer Material Adverse Effect.

            (ii) Neither it nor any Significant Subsidiary is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Servicer Material Adverse Effect.

      Section 7.07. Covenants of the Servicer. The Servicer covenants and agrees that from and after the Effective Date and until the Termination Date:

      (a)   Compliance with Agreements and Applicable Laws. The Servicer shall
(i) perform each of its obligations under this Agreement and the other Related Documents and (ii) comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables and other Receivable Assets, except where the failure to so perform (in the case of clause (i)) or to so comply (in the case of clause (ii)) could not reasonably be expected to result in a Servicer Material Adverse Effect.

      (b) Deposit of Collections. The Servicer shall deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the second Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable. As soon as practicable, but in any event not later than the Business Day following the date that the Servicer identifies any of the collected funds received in the Collection Account as funds that do not constitute Collections on account of the Receivables, the Servicer shall notify the Lender in writing (which notice may be given by delivery of a Borrowing Base Certificate or a Monthly Report reflecting the amount of such collected funds that do not constitute Collections), and the Lender shall promptly remit (or direct the applicable Lockbox Account Bank to remit) any such amounts that are not Collections to the applicable Originator or other Person designated in such notice from the Servicer.

      (c) Extension, Amendment and Adjustment of Receivables; Amendment of Credit and Collection Policy. (i) The Servicer hereby covenants and agrees that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any Receivable, or otherwise take any action that is intended to cause or permit a Receivable that is an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (i) in accordance with the terms of its Credit and Collection Policy, (ii) as required by applicable law or (iii) in the case of any Dilution Adjustments, upon the payment by or on behalf of the applicable Originator of the Dilution Adjustment Payment required to be paid in respect of such Dilution Adjustment pursuant to the terms of Section 2.05 of the Sale Agreement.

            (ii) The Servicer shall not change or modify its Credit and Collection Policy in any material respect, except (i) if such change or modification is necessary under any applicable law (which for the purposes of this Section shall not include the certificate of incorporation or by-laws or other organizational or governing documents of the Servicer) or
      (ii) if the prior written consent of the Lender is obtained (which consent shall not be unreasonably withheld). The Servicer shall provide notice to the Borrower and the Lender of any change or modification of its Credit and Collection Policy.

      (d) Ownership of Transferred Receivables. The Servicer shall identify the Transferred Receivables clearly and unambiguously in its master database of Receivables to reflect that a Lien on such Transferred Receivables has been granted to the Lender.

      Section 7.08. Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Effective Date and until the Termination Date, it shall deliver or cause to be delivered to the Lender the financial statements, notices, and other information at the times and in the manner set forth in Section 5.02 and Annex 5.02(a).

      Section 7.09. Floorplan Agreements. The Servicer hereby agrees that it shall deliver or cause to be delivered to the Lender, no later than 90 days after the date hereof (or such later date as may be agreed by the Lender) a certified copy of each material inventory repurchase or floorplan agreement to which the Servicer is a party or is bound by, together with (if required by the Lender) a non-contravention opinion from external counsel to the Servicer in form and substance acceptable to the Lender.

                                  ARTICLE VIII.

                           GRANT OF SECURITY INTERESTS

      Section 8.01. Borrower's Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce the Lender to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions hereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Lender, a Lien upon and security interest in all of the Borrower's right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the "Borrower Collateral"):

      (a)   all Receivables and other Receivable Assets;

      (b) the Sale Agreement, all Lockbox Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Receivables and other Receivable Assets (collectively, the "Borrower Assigned Agreements"), including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and (iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

      (c)   all of the following (collectively, the "Borrower Account
Collateral"):

            (i) the Lockbox Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Accounts, the Lockboxes or such funds,

            (ii) the Collection Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or such funds,

            (iii) the Borrower Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Borrower Account or such funds,

            (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Lender or any assignee or agent on behalf of the Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

            (v) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account Collateral; and

      (d) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 8.01(a) through (c)).

      Section 8.02. Borrower's Agreements. The Borrower hereby (a) assigns, transfers and conveys the benefits of the representations, warranties and covenants of each Originator made to the Borrower under the Sale Agreement to the Lender hereunder; (b) acknowledges and agrees that the right to require payment of an Originator Adjustment Payment from an Originator under the Sale Agreement may be enforced by the Lender (it being understood that the Lender shall have no right to enforce payment of such amount to the extent such amount was paid by the Parent pursuant to the terms of the Parent Agreement); and (c) certifies that the Sale Agreement provides that the representations and warranties set forth in Sections 4.01 and 4.02 thereof and the indemnification provisions set forth in Section 8.02 thereof shall survive any termination of the Sale Agreement.

      Section 8.03. Delivery of Collateral. All certificates or instruments representing or evidencing all or any portion of the Borrower Collateral shall be delivered to and held by or on behalf of the Lender and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Borrower, to transfer to or to register in the name of the Lender or its nominee any or all of the Borrower Collateral.

      Section 8.04. Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lender shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the granting herein or therein of a Lien thereon or the receipt by the Lender of any payment relating thereto pursuant hereto or thereto. The exercise by the Lender of any of its respective rights under this Agreement shall not release any Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts, or agreements. The Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

      Section 8.05. Covenants of the Borrower and the Servicer Regarding the Borrower Collateral.

      (a) Offices and Records. The Borrower shall maintain its chief executive office and the office at which it stores its Records at the respective locations specified in

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

Schedule 4.01(c) or, upon 30 days' prior written notice to the Lender, at such other location in a jurisdiction where all action requested by the Lender pursuant to Section 14.13 shall have been taken with respect to the Borrower Collateral. Each of the Borrower and the Servicer shall, at its own cost and expense, maintain adequate and complete records of the Transferred Receivables, other Receivable Assets and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith.

      (b) Access. Each of the Borrower and the Servicer shall, at any reasonable time during normal business hours on any Business Day, and from time to time, upon reasonable prior notice, and as often as may reasonably be requested, and at any time after the occurrence of a Termination Event, and in any case subject to its security and confidentiality requirements, (i) permit the Lender or any of its agents or representatives, (A) to examine and make copies of and abstracts from its records, books of account and documents (including computer tapes and disks) relating to the Receivables and other Receivable Assets and (B) with respect to the Servicer, following the termination of its appointment as Servicer to be present at its offices and properties to administer and control the collection of the Receivables and to allow the Lender access to documents, instruments and other records, equipment and personnel that are necessary to enable a Successor Servicer to continue servicing operations in accordance with the terms of this Agreement and (ii) permit the Lender or any of its agents or representatives to visit its properties to discuss its affairs, finances and accounts relating to the Receivables and other Receivable Assets or its performance hereunder or under any of the other Related Documents to which it is a party with any of its officers or directors and with its independent public accountants; provided that the Lender shall notify the Borrower or the Servicer, as the case may be, prior to any contact with such accountants and shall give the Borrower or the Servicer, as the case may be, the opportunity to participate in such discussions; and provided further that, except as otherwise provided in Section 14.04(b) hereof, any such examination or visit shall be at the cost and expense of the party or parties making such examination or visit, including without limitation any costs incurred in respect of fees of such independent public accountants.

      (c) Collection of Transferred Receivables. Except as otherwise provided in this Section 8.05(c), the Servicer shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral. In connection therewith, the Borrower and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Lender, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the Borrower or the Servicer may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Lender, for deposit into the Collection Account, an amount equal to the Outstanding Balance of any such Transferred Receivable; provided, further, that if an Incipient Termination Event or a Termination Event shall have occurred and be continuing, then the Lender may, without prior notice to the Borrower or the Servicer, notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Lender hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Lender or any servicer, collection agent or lockbox or other account designated by the Lender and, upon such notification and at the sole cost and expense of the Borrower, the Lender may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Lender shall provide prompt notice to the Borrower and the Servicer of any such notification of pledge or direction of payment to the Obligors under any Transferred Receivables.

      (d) Performance of Borrower Assigned Agreements. Each of the Borrower and the Servicer shall perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be reasonably requested by the Lender in order to accomplish the foregoing.

                                   ARTICLE IX.

                               TERMINATION EVENTS

      Section 9.01. Termination Events. If any of the following events (each, a "Termination Event") shall occur (regardless of the reason therefor):

      (a) (i) the Borrower shall fail to make any payment in respect of principal or interest when due and payable (including, without limitation, payments required to be made in respect of a Funding Excess pursuant to the terms of Section 2.11 hereof) and the same shall remain unremedied for five (5) Business Days or more, or (ii) the Borrower shall fail to make any payment of any other monetary Borrower Obligation when due and payable and the same shall remain unremedied for five (5) Business Days or more after the earlier to occur of (x) the date on which a Responsible Officer of the Borrower obtains knowledge of such failure and (y) the date on which written notice of such failure is given to the Borrower by the Lender; or

      (b) the Borrower shall fail or neglect to perform, keep or observe any covenant or other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 9.01) and the same shall remain unremedied for thirty (30) days or more after the earlier to occur of (x) the date on which a Responsible Officer of the Borrower obtains actual knowledge of such failure and (y) the date on which written notice of such failure is given to the Borrower by the Lender; or

      (c) any representation or warranty made by the Borrower in this Agreement shall prove to have been incorrect in any material respect when made or deemed made and the same shall continue to be incorrect for thirty (30) days or more after the earlier to occur of (x) the date on which a Responsible Officer of the Borrower or the Servicer obtains actual knowledge of such failure and (y) the date on which written notice of such failure is given to the Borrower by the Lender; or

      (d) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (the Bankruptcy

Code and all other such applicable laws being, collectively, "Applicable Insolvency Laws"), which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law now or hereafter in effect and shall not be stayed; (ii) (A) an involuntary case is commenced against the Borrower under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or over all or a substantial part of the property of the Borrower shall have been entered, an interim receiver, trustee or other custodian of the Borrower for all or a substantial part of the property of the Borrower is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Borrower, and (B) any event referred to in clause (ii)(A) above continues for 60 days unless dismissed, bonded or discharged; provided, however, that such 60-day period shall be deemed terminated immediately upon the occurrence of any of the events referred to in this Section 9.01(d) other than those referred to in clause (ii)(A) above; and
(iii) the Borrower shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law, consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by the Borrower of any general assignment for the benefit of creditors; (v) the inability or failure of the Borrower generally to pay its debts as such debts become due; or (vi) the board of directors of the Borrower adopts any resolution or otherwise authorizes action to approve any of the foregoing;

      (e) a final judgment or judgments for the payment of money (to the extent not bonded or covered by insurance to the reasonable satisfaction of the Lender) in an aggregate amount greater than the lesser of (x) 7.25% of the consolidated tangible net worth of Ingram Micro at the end of the most recently ended fiscal quarter and (y) $80,000,000, shall be rendered against any Originator or the Servicer and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Servicer or such Originator to enforce any such judgment and no stay of enforcement shall be in effect;

      (f) a final judgment or order for the payment of money (to the extent not bonded or covered by insurance to the reasonable satisfaction of the Lender) shall be rendered against the Borrower in an aggregate amount greater than $100,000 and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower to enforce any such judgment and no stay of enforcement shall be in effect; or

      (g) any information contained in any Borrowing Base Certificate or any Borrowing Request is untrue or incorrect in any material respect; or

      (h) a federal tax notice of a Lien shall have been filed against the Borrower unless there shall have been delivered to the Lender proof of release of such Lien;

      (i) fifteen (15) days shall have elapsed after a Responsible Officer of the Borrower receives notice as to, or becomes aware of, a notice of a Lien having been filed by the PBGC against the Borrower under Section 412(n) of the IRC or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the IRC or Section 302(f) of ERISA applies unless there shall have been delivered to the Lender proof of the release of such Lien;

      (j) the Sale Agreement shall for any reason cease to evidence the transfer to the Borrower of the legal and equitable title to, and ownership of, the Transferred Receivables and other Receivable Assets; or

      (k) except as otherwise expressly provided herein, the Sale Agreement shall have been modified, amended or terminated without the prior written consent of the Lender (which consent shall not be unreasonably withheld); or

      (l) an Event of Servicer Termination shall have occurred and be continuing; or

      (m)   a Purchase Termination Event shall have occurred and be continuing;
or

      (n) the Lender shall cease to hold a first priority, perfected security interest in the Transferred Receivables and other Receivable Assets or any of the Borrower Collateral and such cessation would, individually or together with other cessations, have a Material Adverse Effect, a Borrower Material Adverse Effect or a Servicer Material Adverse Effect; or

      (o)   a Change of Control shall occur; or

      (p) except as otherwise expressly permitted herein, the Borrower shall amend its certificate of incorporation without the express prior written consent of the Lender (which consent shall not be unreasonably withheld); or

      (q)   the Borrower shall have received an Election Notice pursuant to
Section 2.01(d) of the Sale Agreement; or

      (r) (i) the Default Ratio as of the last day of any Settlement Period shall exceed 5.00%; (ii) the Dilution Ratio as of the last day of any Settlement Period shall exceed 8.00%; or (iii) the Receivables Collection Turnover as of the last day of any Settlement Period shall exceed 36 days; or

      (s) a default or breach shall occur of any of the financial covenants of Ingram Micro and its Subsidiaries set forth in Schedule 9.01(s) hereto; or

      (t) this Agreement, the Parent Agreement or the Sale Agreement shall cease, for any reason, to be in full force and effect, or the Borrower, the Servicer or any Originator, or any Affiliate of any of the foregoing, shall so assert in writing;

then, and in any such event, the Lender may, by written notice to the Borrower, declare the Commitment Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Commitment Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in
Section 9.01(d) or (ii) five days after the occurrence of the Termination Event described in Section 9.01(a)(i) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of the Commitment Termination Date, all Borrower Obligations shall automatically be and become due and payable in full, without any action to be taken on the part of any Person.

      Section 9.02. Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur (regardless of the reason therefor):

      (a) the Servicer shall fail to make any payment required to be paid by it hereunder (it being acknowledged that for such purpose the responsibility of the Servicer is limited to payment of amounts actually received) and the same shall remain unremedied for five (5) Business Days or more after the earlier to occur of (1) the date on which a Responsible Officer of the Servicer obtains knowledge of such failure and (2) the date on which written notice of such failure, requiring the same to be remedied, is given to the Servicer by the Lender; or

      (b) the Servicer shall (i) fail to deliver when due any of the reports required to be delivered pursuant to Section 5.02 and 7.08 or any other report related to the Receivables as required by the other Related Documents and the same shall remain unremedied for three (3) Business Days or (ii) fail or neglect to perform, keep or observe any other provision of this Agreement (other than any provision embodied in or covered by any other clause of this Section 9.02) and the same shall remain unremedied for thirty (30) days or more after the earlier to occur of (x) the date on which a Responsible Officer of the Servicer obtains actual knowledge of such failure and (y) the date on which written notice of such failure is given to the Servicer by the Lender; provided, that no Event of Servicer Termination shall be deemed to occur under this subsection with respect to a failure on the part of the Servicer if the Servicer shall have complied with the provisions of Section 12.02 with respect thereto; or

      (c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect in any material respect when made or deemed made and the same shall continue to be incorrect for thirty (30) days or more after the earlier to occur of (x) the date on which a Responsible Officer of the Servicer obtains actual knowledge that such representation or warranty was incorrect in any material respect when made or deemed made and (y) the date on which written notice that such representation or warranty was incorrect in any material respect when made or deemed made is given to the Servicer by the Lender; provided, that no Event of Servicer Termination shall be deemed to occur under this subsection with respect to a failure on the part of the Servicer if the Servicer shall have complied with the provisions of Section
12.02 with respect thereto; or

      (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Servicer in an involuntary case under any Applicable Insolvency Laws, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law and shall not be stayed; (ii) an involuntary case is commenced against the Servicer under any Applicable Insolvency Laws, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Servicer or over all or a substantial part of the property of the Servicer shall have been entered, an interim receiver, trustee or other custodian of the Servicer for all or a substantial part of the property of the Servicer is involuntarily appointed or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Servicer and the continuance of any such events in this clause (ii) for 60 days unless dismissed, bonded or discharged; (iii) the Servicer shall at its request have a decree or an order for relief entered with respect to it, commence a voluntary case under any Applicable Insolvency Laws, consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; (iv) the making by the Servicer of any general assignment for the benefit of creditors; (v) the inability or failure of the Servicer generally to pay its debts as such debts become due; or (vi) the board of directors of the Servicer adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

      (e) any information contained in any Monthly Report is untrue or incorrect in any material respect; or

      (f) a Termination Event (other than Termination Events set forth in Sections 9.01(b), (c), (n) and (o)) shall have occurred or this Agreement shall have been terminated; or

      (g) at a time when a Termination Event or Incipient Termination Event shall have occurred and is continuing, the Servicer delivers to the Lender an Officer's Certificate regarding a proposed sale of Defaulted Receivables pursuant to Section 5.03(a) of this Agreement;

then, and in any such event, the Lender may, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, terminate all or any part of the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement and the Sale Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

                                   ARTICLE X.

                                    REMEDIES

      Section 10.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Lender shall have declared the Commitment Termination Date to have occurred or the Commitment Termination Date shall be deemed to have occurred pursuant to Section 9.01, then the Lender may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

      (a) The Lender may, without notice to the Borrower except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Borrower from the Collection Account, the Borrower Account or any Lockbox Account against all or any part of the Borrower Obligations.

      (b) The Lender may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Lender shall have the right to conduct such sales on the Borrower's premises or elsewhere and shall have the right to use any of the Borrower's premises without charge for such sales at such time or times as the Lender deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, the Borrower, any Person claiming the Borrower Collateral sold through any Originator or the Borrower, and their respective successors or assigns. The Lender shall deposit the net proceeds of any such sale in the Collection Account and such proceeds shall be applied against all or any part of the Borrower Obligations.

      (c) Upon the completion of any sale under Section 10.01(b), the Borrower or the Servicer shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Lender or by any such purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

      (d) At any sale under Section 10.01(b), the Lender may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

      (e) The Lender may (but in no event shall be obligated to) exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements.

      Section 10.02. Exercise of Remedies. No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement and no course of dealing between any Originator, the Borrower or the Servicer, on the one hand, and the Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Lender would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

      Section 10.03. Power of Attorney. On the Effective Date, each of the Borrower and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 10.03 (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Lender under each Power of Attorney are solely to protect the Liens of the Lender upon and interests in the Borrower Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Lender's officers, directors, employees, agents or representatives shall be responsible to the Borrower, any Originator, the Servicer or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

      Section 10.04. Continuing Security Interest. This Agreement shall create a continuing Lien in the Borrower Collateral until the Termination Date.

                                   ARTICLE XI.

                          SUCCESSOR SERVICER PROVISIONS

      Section 11.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that
(a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and
(ii) with respect to clause (b) above, be evidenced by an Officer's Certificate to such effect, in each case delivered to the Lender.

      Section 11.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 9.02 or 11.01, the Lender (a) shall succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not the obligations of the Servicer set forth in Section 12.02) under this Agreement (and except that the Lender makes no representations and warranties pursuant to Section 4.02) and (b) may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Lender and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Lender, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Lender may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate; provided, that the Successor Servicer shall not be a direct competitor of Ingram Micro (except for affiliates of the Lender other than GE's IT Solutions business) unless such restriction is waived by Ingram Micro. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Lender an instrument in form and substance acceptable to the Lender.

      Section 11.03. Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor
Servicer:

      (a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to the Lender and, without limiting the generality of the foregoing, shall timely deliver (i) any funds to the Lender that were required to be remitted to the Lender for deposit in the Collection Account and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be reasonably required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

      (b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

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

      Section 11.04. Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Borrower or the Lender may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                  ARTICLE XII.

                                 INDEMNIFICATION

      Section 12.01. Indemnities by the Borrower.

      (a) Without limiting any other rights that the Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Lender and any of its agents, officers, directors and employees (each, a "Lender Indemnified Person") from and against any and all Indemnified Amounts that may be awarded against or incurred by any such Lender Indemnified Person in connection with the entering into or performance of this Agreement or any other Related Document (other than any action successfully brought by or on behalf of the Borrower with respect to any determination by the Lender not to fund any Advance or any action by the Lender to terminate or reduce the Commitment in violation of the terms of this Agreement); provided, that the Borrower shall not be liable for any indemnification to a Lender Indemnified Person (1) to the extent that any such Indemnified Amount results from such Lender Indemnified Person's gross negligence or willful misconduct, (2) to the extent otherwise provided for in Sections 2.08(f) and 2.09, (3) in respect of special, punitive, exemplary or consequential damages under this Section 12.01, except to the extent that such damages are imposed on a Lender Indemnified Person as a result of claims in respect of Indemnified Amounts asserted by an unaffiliated Person not party to any of the Related Documents or any of the transactions contemplated thereby, or (4) to the extent that any such Indemnified Amount constitutes recourse (except as otherwise specifically provided herein or in any other Related Document) for Charged-Off Receivables.

      (b) In case any proceeding by any Person shall be instituted involving any Lender Indemnified Person in respect of which indemnity may be sought pursuant to subsection (a) of this Section 12.01, such Lender Indemnified Person shall promptly notify the Borrower, and the Borrower, upon request of the Lender Indemnified Person, shall retain counsel reasonably satisfactory to such Lender Indemnified Person to represent such Lender Indemnified Person and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Lender Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Lender Indemnified Person unless (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Lender in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Lender Indemnified Person and the Borrower, and the Lender Indemnified Person shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Borrower and (B) the representation of the Borrower and the Lender Indemnified Person by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Lender Indemnified Person notifies the Borrower in writing that it elects to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of such Lender Indemnified Person, it being understood, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time (in addition to local counsel, if necessary) for the Lender Indemnified Persons, which firm (or firms) shall be designated in writing by the Lender). The Borrower shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Borrower, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Borrower shall have received notice in accordance with this subsection
(b), the Borrower agrees to indemnify and hold the Lender Indemnified Persons harmless from and against any loss or liability by reason of such settlement or judgment.

      (c)   Any payments to be made by the Borrower pursuant to this Section
12.01 shall not constitute a general recourse claim against the Borrower then due at any time during the period of one year and one day following the date on which all Borrower Obligations have been paid in full, except to the extent that funds are available (including, but not limited to, funds available to the Borrower pursuant to the exercise of its right to indemnity and other payments pursuant to the Sale Agreement) to the Borrower to make such payments.

      Section 12.02. Indemnities by the Servicer. The Servicer hereby agrees to indemnify and hold harmless each Lender Indemnified Person, the Borrower and any of its officers, directors, employees or agents (each, an "Indemnified Person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, its activities pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys fees and other reasonable costs or expenses incurred in connection therewith; provided that the Servicer shall not indemnify any Indemnified Person for any liability, cost or expense of such Indemnified Person (i) arising from a default by an Obligor with respect to any Receivable (except that indemnification shall be made to the extent that such default arises out of the Servicer's failure to perform its duties or obligations under this Agreement), (ii) to the extent that such liability, cost or expense arises from the gross negligence, bad faith or willful misconduct of such Indemnified Person, or (iii) with respect to any federal, state or local income or franchise taxes or any other taxes imposed on or measured by income (or any interest or penalties or additions with respect thereto) required to be paid by the Lender in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to, and be enforceable by, any injured party and shall survive the termination of this Agreement or the resignation of the Servicer. In addition to the foregoing, the Servicer shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, damage or injury suffered or sustained by reason of a breach by the Servicer of any covenant contained in this Agreement that materially adversely affects the interests of the Borrower or the Lender under this Agreement and the other Related Documents with respect to any Receivable (an "Indemnification Event"), in an amount equal to the Outstanding Balance at such time of such Receivable. Payment shall occur on or prior to the 30th Business Day after the day such Indemnification Event becomes known to the Servicer unless such Indemnification Event shall have been cured on or before such day.

                                  ARTICLE XIII.

                                   [RESERVED]

                                  ARTICLE XIV.

                                  MISCELLANEOUS

      Section 14.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon receipt, when sent by facsimile (with receipt of such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth on Schedule 14.01 hereto or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Subject to the immediately succeeding sentence, failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective on the date of receipt if actually received by such party at or prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

      Section 14.02. Binding Effect; Assignability.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer and the Lender and their respective successors and permitted assigns. Neither the Borrower nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of the Lender. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Servicer without the prior express written consent of the Lender shall be void.

      (b) The Lender may at any time grant to one or more banks or other institutions (each, a "Participant") participating interests in the Commitment or any or all of the Advances in an amount at least equal to $5,000,000, with (and subject to) the written consent of the Borrower, which consent shall not be unreasonably withheld. In the event of any such grant by the Lender of a participating interest to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Each Participant shall be entitled to the benefits of Sections 2.08(f), 2.09, 2.10 and 12.01, but shall not be entitled to receive any greater payment under any of such Sections than the Lender would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement with respect to (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates,
(ii) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Borrower Collateral (other than in accordance with the terms of this Agreement or the other Related Documents).

      (c) Except as expressly provided in this Section 14.02, the Lender shall not be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Advances, the Revolving Note or other Borrower Obligations owed to the Lender (it being understood that nothing in this subsection (c) shall be construed to permit any transfer except those expressly contemplated by subsection (b) above).

      (d) The Borrower shall assist the Lender permitted to sell participations under this Section 14.02 as reasonably required to enable the selling Lender to effect any such participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the participation of management in meetings with potential assignees or participants. The Borrower shall, if the Lender so requests in connection with an initial syndication of the Advances hereunder, assist in the preparation of informational materials for such syndication.

      (e) The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to participants (including prospective participants). The Lender shall obtain from all prospective and actual participants confidentiality covenants substantially equivalent to those contained in Section 14.05.

      Section 14.03. Termination; Survival of Borrower Obligations Upon Commitment Termination Date.

      (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

      (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by the Lender under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the Servicer or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower or the Servicer pursuant to Article IV, the indemnification and payment provisions of Article XII and Sections 14.04, 14.05 and 14.06 shall be continuing and shall survive the Termination Date.

      Section 14.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay all reasonable fees and out-of-pocket costs and expenses of the Lender (including, without limitation, reasonable fees and disbursements of counsel to the Lender) in connection with (i) the preparation, execution and delivery of this Agreement and the other Related Documents and amendments or waivers of any such documents, (ii) the enforcement by the Lender of the obligations and liabilities of the Borrower and the Servicer under this Agreement or any Related Document and (iii) any restructuring or workout of this Agreement or any Related Document.

      (b) (i) Prior to the occurrence and continuance of a Termination Event, the Borrower agrees to pay reasonable fees, out-of-pocket costs and expenses incurred by representatives of the Lender, in an aggregate amount not to exceed $35,000 in any calendar year, in connection with any inspection of the Borrower's or the Servicer's offices, properties, books and records and/or any discussions with the officers, employees and independent public accountants of the Borrower or the Servicer.

            (ii) Following the occurrence and during the continuance of a Termination Event, the Borrower agrees to pay reasonable fees and out-of-pocket costs and expenses of representatives of the Lender in connection with any inspection of the Borrower's or the Servicer's offices, properties, books and records and any discussions with the officers, employees and the independent public accountants of the Borrower or the Servicer.

      Section 14.05. Confidentiality.

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

      (a) Except to the extent otherwise required by applicable law or regulation or subpoena or similar legal process or as required to be filed publicly with the Securities and Exchange Commission, or unless the Lender shall otherwise consent in writing, the Borrower and the Servicer each agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto), in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel or ratings agencies or credit insurance providers) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

      (b) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer, as applicable, shall consult with the Lender prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

      (c) The Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party and (ii) its and each Affected Party's and their respective Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. Section 243.100-243.103)), (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Borrower with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in, or any prospective participant in, any of its rights or obligations under this Agreement, (7) with the consent of the Borrower or (8) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which the Lender is party with the Borrower or the Parent or any subsidiary thereof or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Parent or any subsidiary thereof. For the purposes of this Section, "Information" means all information received from or on behalf of the Borrower and the Servicer relating to the Borrower, the Servicer, the Parent or any subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower or Servicer; provided that in the case of information (other than any information related to an Obligor or financial projections) received from the Borrower or Servicer after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Section 14.06. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 14.07.

      Section 14.07. Amendments and Waivers.

      (a) Except for actions expressly permitted to be taken by the Lender, no amendment, modification, termination or waiver of any provision of this Agreement or the Revolving Note, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender.

     (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (c) Upon indefeasible payment in full in cash and performance of all of the Borrower Obligations (other than indemnification Borrower Obligations under
Section 12.01), termination of the Commitment and a release of all claims against the Lender, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Lender shall deliver to the Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Borrower Obligations.

      Section 14.08. No Waiver; Remedies. The failure by the Lender, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement, any Receivables Assignment or any other Related Document shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement, any Receivables Assignment or any other Related Document, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by the Lender unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Lender and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Lender under this Agreement and the other Related Documents shall be cumulative and nonexclusive of any other rights and remedies that the Lender may have hereunder, thereunder, under any other agreement, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.

      Section 14.09. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

      (a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE LENDER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES

PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED FOR IN SECTION 14.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      Section 14.10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      Section 14.11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      Section 14.12. Section Titles. The section, titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 14.13. Further Assurances.

      (a) Each of the Borrower and the Servicer shall, at its sole cost and expense, upon request of the Lender, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that the Lender may reasonably request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Lender under this Agreement, (ii) enable the Lender to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of the Lender, (A) authorize for filing such financing or continuation statements, or amendments thereto or assignments thereof, and execute such other instruments or notices, in each case that may be necessary or desirable or that the Lender may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims and (B) from and after the occurrence of a Termination Event, notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables and other Receivable Assets granted hereunder.

      (b) Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lender to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables and other Receivable Assets, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Lender to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables and other Receivable Assets, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

      IN WITNESS WHEREOF, the parties have caused this Receivables Funding Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       INGRAM FUNDING INC., as the Borrower

                                       By /s/ Kay Leyba
                                          -----------------------------------
                                       Name Kay Leyba
                                       Title Assistant Treasurer

                                       INGRAM MICRO INC., as the Servicer

                                       By /s/ P. Kurt Preising
                                          -----------------------------------
                                       Name P. Kurt Preising
                                       Title Senior Director and Worldwide
                                             Assistant Treasurer

                                 Signature Page
                                       to
                          Receivables Funding Agreement

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Lender

                                       By /s/ Eugene Seip
                                          -----------------------------------
                                       Name Eugene Seip
                                            ---------------------------------
                                                Duly Authorized Signatory


                                 Signature Page
                                       to
                          Receivables Funding Agreement

                                           Schedule 9.01(s) to Funding Agreement

                               Financial Covenants

      During any period in which the long-term senior unsecured debt of Ingram Micro is rated "BB" or lower by S&P or "Ba2" or lower by Moody's, Ingram Micro will not permit any of the following:

      (i) the ratio of (x) Consolidated EBITDA for any period of four consecutive Fiscal Periods to (y) Consolidated Interest Charges for such period to be less than 2.5 to 1.0; provided that, for purposes of calculating the preceding ratio the contribution of any Subsidiary of Ingram Micro acquired (to the extent the acquisition is treated for accounting purposes as a purchase) during those four Fiscal Periods to Consolidated EBITDA shall be calculated on a pro forma basis as if it had been a Subsidiary of Ingram Micro during all of those four Fiscal Periods.

      (ii) The Consolidated Tangible Net Worth at the end of any Fiscal Period to be less than the sum of (x) $1,066,056,000, plus (y) 50% of Consolidated Net Income (without taking into account any losses incurred in any Fiscal Year) for each Fiscal Year ended on or after January 3, 2004.

Unless otherwise specifically defined below, each capitalized term used in this
Schedule 9.01(s) has the meaning assigned to such term in the Funding Agreement.

      "Business Improvement Program Charges" means, for any period, the aggregate business improvement program charges recorded in accordance with GAAP by Ingram Micro and its Consolidated Subsidiaries during such period with respect to the comprehensive business improvement program described in the September 18, 2002 press release of Ingram Micro.

      "Capitalized Lease Liabilities" of any Person means, at any time, any obligation of such Person at such time to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including FASB Statement 13) is required to be, classified and accounted for as a capital lease on a balance sheet of such Person at the time incurred; and for purposes of the Funding Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with such FASB Statement 13.

      "Cash Business Improvement Program Charges" means Business Improvement Program Charges that will require corresponding cash expenditure.

      "Consolidated Assets" means, at any date, the total assets of Ingram Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, Consolidated Income (or Loss) from Operations for such period adjusted by adding thereto (a) the amount of all amortization of intangibles, depreciation and any other non-cash charges that were deducted in arriving at Consolidated Income (or Loss) from Operations for such period and (b) the amount of Cash Business Improvement Program Charges recorded in accordance with GAAP during such period;

provided that the cumulative amount of Cash Business Improvement Program Charges added may not exceed $50,000,000.

      "Consolidated Income (or Loss) from Operations" means, for any period, the amount of "income or loss from operations" (or any substituted or replacement line item) reflected on a consolidated statement of net income of Ingram Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

      "Consolidated Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Ingram Micro and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Ingram Micro and its Subsidiaries in accordance with
GAAP):

            (a) aggregate Net Interest Expense for such period plus, to the extent not deducted in determining Consolidated Net Income for such period, the amount of all interest previously capitalized or deferred that was amortized during such period, plus

            (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, plus

            (c) all attributable interest and fees in lieu of interest associated with any securitizations by Ingram Micro or any of its Subsidiaries.

      "Consolidated Liabilities" means, at any date, the sum of all obligations of Ingram Micro and its Consolidated Subsidiaries as at such date in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the consolidated net income of Ingram Micro and its Consolidated Subsidiaries as reflected on a statement of income of Ingram Micro and its Consolidated Subsidiaries for such period in accordance with GAAP.

      "Consolidated Stockholders' Equity" means, at any date:

            (a) Consolidated Assets as at such date,

            less

            (b) Consolidated Liabilities as at such date.

      "Consolidated Subsidiary" means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements delivered by Ingram Micro from time to time in accordance with the Funding Agreement.

      "Consolidated Tangible Net Worth" means, at any date:

            (a) Consolidated Stockholders' Equity as at such date plus the accumulated after-tax amount of non-cash charges and adjustments to income and

      Consolidated Stockholders' Equity attributable to employee stock options and stock purchases through such date,

            less

            (b) goodwill and other Intangible Assets of Ingram Micro and its Consolidated Subsidiaries.

      "Fiscal Period" means a fiscal period of Ingram Micro or any of its Subsidiaries, which shall be either a calendar quarter or an aggregate period comprised of three (3) consecutive periods of four (4) weeks and five (5) weeks (or, on occasion, six (6) weeks instead of five), currently commencing on or about each January 1, April 1, July 1 or October 1.

      "Fiscal Year" means, with respect to any Person, the fiscal year of such Person. The term Fiscal Year, when used without reference to any Person, shall mean a Fiscal Year of Ingram Micro, which currently ends on the Saturday nearest December 31.

      "GAAP" means U.S. generally accepted accounting principles as of the date hereof; provided, however, that if, after the date hereof, there shall be any change in Ingram Micro's Fiscal Year or GAAP (whether such modification is adopted or imposed by the Federal Accounting Standards Board, the American Institute of Certified Public Accountants or any other professional body) which changes result in a change in the method of calculation of financial covenants set forth in this Schedule 9.01(s), the parties hereto agree to promptly enter into negotiations in order to amend such financial covenants so as to reflect equitably such changes, with the desired result that the evaluations of Ingram Micro's financial condition shall be the same after such changes as if such changes had not been made; provided, further, that until the parties hereto have reached a definitive agreement on such amendments, Ingram Micro's financial condition shall continue to be evaluated on the same principles as those in effect on the date hereof.

      "Intangible Assets" means, with respect to any Person, that portion of the book value of the assets of such Person which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brands, trade secrets, customer lists, copyrights, patents, licenses, franchise conversion rights and rights with respect to any of the foregoing and all unamortized debt or equity discount and expenses.

      "Net Interest Expense" means, for any applicable period, the aggregate interest expense of Ingram Micro and its Consolidated Subsidiaries (including computed interest on Capitalized Lease Liabilities) deducted in determining Consolidated Net Income for such period, net of interest income of Ingram Micro and its Consolidated Subsidiaries included in determining Consolidated Net Income for such applicable period.

      "Person" means any natural person, company, partnership, firm, limited liability company or partnership, association, trust, government, government agency or any other entity, whether acting in an individual, fiduciary, or other capacity.

      "Subsidiary" means, with respect to any Person, any corporation, company, partnership or other entity of which more than fifty percent (50%) of the outstanding shares or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of, or other persons performing similar functions for, such corporation, company, partnership or other entity (irrespective of whether at the time shares or other ownership interests of any other class or classes of such corporation, company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more Subsidiaries of such Person.

                                     ANNEX X

                                       to

                           RECEIVABLES SALE AGREEMENT

                                       and

                          RECEIVABLES FUNDING AGREEMENT

                                each dated as of

                                  July 29, 2004

                         Definitions and Interpretation

      SECTION 1. Definitions and Conventions. Capitalized terms used in the Sale Agreement and the Funding Agreement shall have (unless otherwise provided elsewhere therein) the following respective meanings:

      "Additional Amounts" shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Funding Agreement.

      "Additional Costs" shall have the meaning assigned to it in Section 2.09(b) of the Funding Agreement.

      "Additional Originator Supplement" shall have the meaning assigned to it in Section 3.05(i) of the Sale Agreement.

      "Adjustment Amount" shall have the meaning assigned to it in Section 2.06(a) of the Sale Agreement.

      "Administrative Services Agreement" shall mean that certain Administrative Services Agreement dated as of the date hereof between the Borrower and the Parent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Advance" shall have the meaning assigned to it in Section 2.01 of the Funding Agreement.

      "Advance Date" shall mean each day on which any Advance is made.

      "Adverse Claim" shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Related Documents.

      "Affected Party" shall mean each of the following Persons: the Lender, the Depositary and each Affiliate of the foregoing Persons.

      "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person, or in any event, a Person which has the power to vote 25% or more of the securities having ordinary voting power for the election of directors of the specified Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Aged Receivables Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, (i) the numerator of which shall be equal to the sum of (a) the aggregate Outstanding Balance of Receivables originated by the Originators that were 91 to 120 days past due as of such day and (b) the aggregate Outstanding Balance of Charged-Off Receivables of the Originators that were charged off during such Settlement Period as uncollectible prior to the day that is 91 days after the original due date of each such Receivable, and (ii) the denominator of which shall be the aggregate Outstanding Balance of Receivables originated by the Originators during the fourth prior Settlement Period.

      "Appendices" shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

      "Applicable Insolvency Laws" shall have the meaning assigned to it in
Section 9.01(d) of the Funding Agreement.

      "Applicable Margin" shall mean, as of any date of determination, the margin set forth in the table below opposite the then current long-term senior unsecured debt rating of Ingram Micro:

  Long-Term Senior Unsecured Debt
     Rating of Ingram Micro                     Applicable Margin
     ----------------------                     -----------------
"BBB-" or higher by S&P and "Baa3"                      0.70%
      or higher by Moody's

 "BB+" or lower by S&P or "Ba1"                         0.75%
      or lower by Moody's

      "Bankruptcy Code" shall mean the provisions of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

      "Billed Amount" shall mean, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

      "Billing Date" shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated.

      "Board" shall mean the Board of Governors of the Federal Reserve system of the United States of America.

      "Borrower" shall mean Ingram Funding Inc., a Delaware corporation, in its capacity as Borrower under the Funding Agreement.

      "Borrower Account" shall mean the account designated as such on Annex W to the Funding Agreement, which account shall be maintained at the Borrower Account Bank.

      "Borrower Account Bank" shall mean the bank or other financial institution at which the Borrower Account is maintained. As of the Effective Date, the "Borrower Account Bank" is the financial institution identified as the "Borrower Account Bank" on Annex W to the Funding Agreement.

      "Borrower Account Collateral" shall have the meaning assigned to it in
Section 8.01(c) of the Funding Agreement.

      "Borrower Assigned Agreements" shall have the meaning assigned to it in
Section 8.01(b) of the Funding Agreement.

      "Borrower Collateral" shall have the meaning assigned to it in Section
8.01 of the Funding Agreement.

      "Borrower Material Adverse Effect" shall mean (i) any material impairment of the Borrower's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Related Document or (ii) any material impairment of the interests, rights or remedies of the Lender against or with respect to the Borrower, in the Receivables or under any Related Document.

      "Borrower Obligations" shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to any Affected Party under the Funding Agreement and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Outstanding Principal Amount, interest, Unused Commitment Fees, amounts in reduction of Funding Excess, Successor Servicing Fees and Expenses, Additional Amounts and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to the Borrower under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from the Lender or any assignee of the Lender as a preference, fraudulent transfer or otherwise.

      "Borrowing Base" means, as of any date of determination, the amount equal to the lesser of:

      (a) the Commitment, and

      (b) the product of (1) the Dynamic Advance Rate multiplied by (2) the Net Receivables Balance;

      in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Lender in its good faith judgment based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

      "Borrowing Base Certificate" shall have the meaning assigned to it in
Section 5.02(b) of the Funding Agreement.

      "Borrowing Request" shall have the meaning assigned to it in Section 2.03(a) of the Funding Agreement.

      "Breakage Costs" shall have the meaning assigned to it in Section 2.10 of the Funding Agreement.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of California or, with respect to any remittances to be made by a Lockbox Account Bank or to any related Lockbox Account, in the jurisdiction(s) in which the Lockbox Account(s) maintained by such Lockbox Account Bank is located.

      "Buyer" shall mean Ingram Funding Inc., a Delaware corporation, in its capacity as Buyer under the Sale Agreement.

      "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

      "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

      "Change of Control" shall mean the occurrence of any event the result of which causes Ingram Funding Inc. not to be a direct or indirect, wholly owned Subsidiary of Ingram Micro Inc.

      "Charged-Off Receivables" shall mean, with respect to any Settlement Period, all Receivables which, in accordance with the Credit and Collection Policy, have been or should have been written off during such Settlement Period as uncollectible, including without limitation the Receivables of any Obligor (other than a Qualifying DIP Obligor) which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

      "Collection Account" shall mean account number 50-232-854 with the Depositary in the name of the Lender.

      "Collections" shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible).

      "Commitment" shall mean the commitment of the Lender to make Advances, which commitment shall be Five Hundred Million Dollars ($500,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Funding Agreement.

      "Commitment Increase Notice" shall have the meaning assigned to it in
Section 2.02(c) of the Funding Agreement.

      "Commitment Reduction Notice" shall have the meaning assigned to it in
Section 2.02(a) of the Funding Agreement.

      "Commitment Termination Date" shall mean the earliest of (a) the date so designated pursuant to Section 9.01 of the Funding Agreement, (b) the Final Advance Date, and (c) the date of termination of the Commitment specified in a notice from the Borrower to the Lender delivered pursuant to and in accordance with Section 2.02(b) of the Funding Agreement.

      "Commitment Termination Notice" shall have the meaning assigned to it in
Section 2.02(b) of the Funding Agreement.

      "Concentration Percentage" shall mean, with respect to an Obligor as of any date of determination, the General Concentration Percentage or, if applicable, the Special Concentration Percentage for such Obligor at such date of determination.

      "Contract" shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Contributed Receivables" shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

      "Credit Agreement" shall mean that certain Credit Agreement, dated as of December 13, 2002, among Ingram Micro, as an initial borrower and guarantor, Ingram European Coordination Center N.V., as an initial borrower, certain financial institutions party thereto, as lenders, The Bank of Nova Scotia, as administrative agent and ABN AMRO Bank N.V., as syndication agent, and as in effect on the Effective Date together with such amendments, restatements, supplements or modifications thereto, or any refinancings, replacements or refundings thereof.

      "Credit and Collection Policy" shall mean the written credit and collection policy of the Servicer in effect on the Effective Date and attached as Exhibit A to the Funding Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the Related Documents.

      "Days Sales Outstanding" shall mean, as of any Settlement Date and continuing until the next Settlement Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the last day of the Settlement Period immediately preceding such earlier Settlement Date, by (ii) the aggregate Outstanding Balance of Receivables generated by the Originators during the three Settlement Periods immediately preceding such earlier Settlement Date.

      "DCM" shall refer to the operations categorized as the Direct Consumer Marketing from time to time on the internal records of Ingram Micro or any Subsidiary, which operations generally include the marketing of products to certain retailers engaged in mass marketing. The activities so categorized and the specific obligors included therein may change from time to time in the good faith determination of Ingram Micro or any Subsidiary.

      "Debt" shall mean, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money, (b) any obligation owed for the deferred purchase price of property or services which purchase price is evidenced by a note or similar written instrument, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) that portion of obligations of such Person under capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (e) all liabilities of the type described in the foregoing clauses (a) through (d) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) guarantees made by such Person with respect to liabilities of the type described in the foregoing clauses (a) through (e).

      "Default Rate" shall have the meaning assigned to such term in Section 2.06(b) of the Funding Agreement.

      "Default Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

      (a) the aggregate Outstanding Balance of all Defaulted Receivables as of the last day of the six Settlement Periods immediately preceding such date;

      to

      (b) the aggregate Outstanding Balance of all Transferred Receivables as of the last day of the six Settlement Periods immediately preceding such date.

      "Defaulted Receivable" shall mean any Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 60 days after its Maturity Date, or (b) which is a Charged-Off Receivable.

      "Depositary" has the meaning given such term in Section 6.01(b)(i) of the Funding Agreement.

      "Dilution Adjustment" shall mean the amount (expressed in Dollars) by which the Outstanding Balance of a Receivable is reduced as a result of a Dilution Factor with respect to such Receivable.

      "Dilution Adjustment Payment" has the meaning given such term in Section
2.05 of the Sale Agreement.

      "Dilution Factors" shall mean, with respect to any Receivable, (x) any portion of such Receivable that was reduced, canceled or written-off as a result of any payments, rebates, discounts, refunds or adjustments (including without limitation, as a result of the application of any special or other discounts or any reconciliations) with respect to such Receivable, (y) the amount owing for any returns (including, without limitation, as a result of the return of any defective goods) or cancellations and (z) the amount of any other reduction of any payment under any Receivable, in each case granted or made by the Originator thereof to the related Obligor; provided that a "Dilution Factor" does not include any Charged-Off Receivable.

      "Dilution Horizon" shall mean the number of days from the Billing Date of a Receivable until the earlier of (i) the date on which the Outstanding Balance of such Receivable is adjusted by the Borrower or the Servicer as a result of a Dilution Factor with respect to such Receivable and (ii) the date on which the Borrower or the Servicer receives notice that the Outstanding Balance of such Receivable will have to be adjusted by the Borrower or the Servicer as a result of a Dilution Factor with respect to such Receivable.

      "Dilution Horizon Factor" shall mean, as of any date of determination and relating to the six Settlement Periods preceding such date, a fraction, the numerator of which is the dollar weighted average Dilution Horizon (based upon the aggregate amount of the Dilution Adjustments of the selected Receivables) for such six Settlement Periods (which shall be calculated by the Servicer, in accordance with its past procedures for such calculations, selecting a random sample of approximately 1000 Dilution Adjustment memos created during such period and determining the dollar weighted average Dilution Horizon therefrom) and the denominator of which is 30.

      "Dilution Period" shall mean, as of any Settlement Date and continuing until (but not including) the next Settlement Date, the quotient of (i) the product of (A) the aggregate Outstanding Balance of Receivables that were originated by the Originators during the Settlement Period preceding such earlier Settlement Date and (B) the Dilution Horizon Factor divided by (ii) the aggregate Outstanding Balance of Receivables as of the last day of the Settlement Period preceding such earlier Settlement Date.

      "Dilution Ratio" shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

      (a) the aggregate amount of Dilution Adjustments for all Transferred Receivables during the Settlement Period then ended to

      (b) the aggregate Billed Amount of all Transferred Receivables originated during the Settlement Period then ended.

      "Dilution Reserve Ratio" shall mean, as of any Settlement Date and continuing until (but not including) the next Settlement Date, the ratio (expressed as a percentage) calculated as follows:

       DRR      = [(c * d) + [(e-d) * (e/d)]] * f

       Where:

       DRR      = Dilution Reserve Ratio;

       c        = 2.00;

       d        = the twelve-month rolling average of the Dilution Ratios
       calculated as of the last day of each of the twelve consecutive Settlement Periods immediately preceding such earlier Settlement Date;

       e        = the highest Dilution Ratio calculated during the twelve
       consecutive Settlement Periods immediately preceding such earlier Settlement Date; and

       f        = the Dilution Period as of the last day of the Settlement
       Period immediately preceding such earlier Settlement Date.

      "Discounted Percentage" shall mean (a) from the Effective Date until the date which is 90 days after the Effective Date, 25% and (b) thereafter, the percentage obtained from the following formula as determined by Ingram Micro for each Originator as of each Settlement Date:

                  100% - (A + B + C + D)

                  Where:

      A = Adjusted Loss Reserve Percentage, which as of such Settlement Date will equal the ratio obtained by dividing (a) Charged-Off Receivables (net of recoveries in respect of Charged-Off Receivables) with respect to such Originator during the six-fiscal-month period immediately preceding such Settlement Date by (b) two times the aggregate amount of Collections during the three-fiscal-month period immediately preceding such Settlement Date with respect to Receivables originated by such Originator.

      B = Adjusted Interest Reserve Percentage, which as of such Settlement Date will equal the amount obtained by dividing (a) the product of (i) 1.5, (ii) Days Sales Outstanding and (iii) the LIBOR Rate for a LIBOR Period of one month plus 2% by (b) 360.

      C = The Servicing Fee Rate divided by 360.

      D = Processing Expense Reserve Percentage, which will equal 0.50% and reflects the cost of the Ingram Micro's overhead, including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

      None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Settlement Date. With respect to each calculation set forth above with respect to a

Settlement Date, such calculation as calculated on such Settlement Date shall remain in effect from and including such Settlement Date to but excluding the following Settlement Date.

      "Documents" shall have the meaning assigned to it in Section 7.02(b)(iii) of the Sale Agreement.

      "Dollars" or "$" shall mean lawful currency of the United States of America.

      "Dynamic Advance Rate" shall mean, as of any date of determination, the lesser of (i) 80% and (ii) a percentage equal to 100% minus the sum of (a) the Dilution Reserve Ratio as of such date, (b) the Interest Reserve Ratio as of such date, (c) the Loss Reserve Ratio as of such date, and (d) the Servicing Reserve Ratio as of such date.

      "Early Termination" shall have the meaning assigned to it in Section 7.01 of the Sale Agreement.

      "Effective Date" shall mean July 29, 2004, the date on which the Funding Agreement shall be effective in accordance with Section 3.01 thereof.

      "Eligible Letter of Credit" shall mean any irrevocable documentary credit (a direct-pay letter of credit) or any irrevocable standby letter of credit supporting a Receivable, or two or more Receivables sold to the Borrower by the same Originator, that is (a) either (i) issued in favor of such Originator or the Borrower and the right to draw under which is, or the proceeds of which are, legally transferable and assignable to the Lender or (ii) issued in favor of the Lender, (b) governed by the UCC of a state of the United States of America, governed by the UCP 500 or governed as to certain terms by the UCP 500 and as to any remaining terms by the UCC of a state of the United States of America, (c) issued by a commercial bank that (i) has a combined capital and surplus of at least $50,000,000 (ii) has (or the holding company parent of which has) either a long-term or a short-term senior unsecured debt rating in the highest rating category by each of Moody's and S&P and (iii) is either organized under the laws of (A) the United States or a State thereof or is a U.S. branch or agency of such commercial bank, or (B) a country having sovereign rating of "AA" or better, (d) permits the beneficiary to draw, upon notice to the issuing bank, an amount equal to the entire Outstanding Balance of any Receivable supported thereby in U.S. Dollars payable by the issuing bank to the Lender, as assignee or as original beneficiary, in the case of a documentary credit (a direct-pay letter of credit), on or before the due date of such Receivable and, in the case of a standby letter of credit, on or before the fifth day following the due date of such Receivable and (e) with respect to which the prior written consent of the Lender has been obtained if the Receivables supported by such Letter of Credit are to be considered "Eligible Receivables".

      "Election Notice" shall have the meaning assigned to it in Section 2.01(d) of the Sale Agreement.

      "Eligible Receivable" shall mean, as of any date of determination, a Transferred Receivable:

      E.    that is not a Defaulted Receivable;

      F. the goods related to it shall have been shipped (and such goods are not subject to a bill and hold arrangement) or the services related to it shall have been performed and such Receivable shall have been billed to the related Obligor;

      G. that is denominated and payable only in U.S. Dollars in the United States and Collections on which ultimately are deposited to a Lockbox, a Lockbox Account or the Collection Account in the United States;

      H. that arose in the ordinary course of business from the sale of goods, products or services by the Originator thereof and in accordance with the Credit and Collection Policy;

      I. that does not contravene any applicable law, rule or regulation and the Originator thereof is not in violation of any law, rule or regulation in connection with it, in each case which in any way renders such Receivable unenforceable or would otherwise impair in any material respect the collectibility of such Receivable;

      J. that is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act;

      K. that is not a Receivable for which the Originator thereof has established an offsetting specific reserve; provided that a Receivable subject only in part to the foregoing shall be an Eligible Receivable to the extent not so subject;

      L. that is not a Receivable with original payment terms in excess of 90 days from its original Billing Date, or in respect of which the Originator thereof has (i) entered into an arrangement with the Obligor pursuant to which payment of any portion of the purchase price has been extended or deferred, whether by means of a promissory note or by any other means, to a date more than 90 days from its original Billing Date or (ii) altered the basis of the aging from the initial due date for payment such that the final due date extends to a date more than 90 days from its original Billing Date or (iii) otherwise made any modification except in the ordinary course of business and consistent with the Credit and Collection Policy;

      M. with respect to which all required consents, approvals or authorizations necessary for the creation and enforceability of such Receivable and the effective assignment and sale thereof by the Originator thereof to the Borrower shall have been obtained;

      N. the Originator thereof is not in default in any material respect under the terms of the Contract, if any, from which such Receivable arose;

      O. with respect to which all right, title and interest in it has been validly sold by the Originator thereof to the Borrower pursuant to the Sale Agreement;

      P. with respect to which the Borrower will have legal and beneficial ownership thereof free and clear of all Liens other than Liens created pursuant to the Related Documents in favor of the Lender;

      Q. that is not subject to any dispute in whole or in part or to any offset, counterclaim or defense;

      R. that did not arise as a result of a charge-back; provided that a Receivable which would otherwise not qualify as an Eligible Receivable because of a failure to comply with this clause (n) shall constitute an Eligible Receivable to the extent of the Outstanding Balance of such Receivable minus the amount of such Receivable which fails to comply with such clause;

      S. that is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

      T. as of the date on which such Receivable was sold to the Borrower, neither the Borrower nor the Originator thereof has (i) taken any action in contravention of the terms of any Related Document or (ii) failed to take any action required to be taken by the terms of any Related Document that, in either case, would materially impair the rights therein of the Lender with respect to such Receivable;

      U. as of the date on which such Receivable was sold to the Borrower, each of the representations and warranties with respect to such Receivable made in the Sale Agreement by the Originator thereof is true and correct in all material respects; and

      V. at the time such Receivable was sold by the Originator thereof to the Borrower under the Sale Agreement, no event described of the type described in Sections 9.01(d) in the Funding Agreement had occurred with respect to such Originator;

      W. that is not a liability of an Excluded Obligor or an Obligor with respect to which more than 50% of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Defaulted Receivables;

      X. that is not a liability of an Obligor organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) unless the Receivables of such Obligor are supported by an Eligible Letter of Credit;

      Y. with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder; provided, however, that if a Receivable is not eligible as a result of this clause (ii) but would otherwise constitute an Eligible Receivable hereunder, such Receivable shall be an Eligible Receivable so long as it arose post-petition and the Obligor thereon is a "Qualifying DIP Obligor", (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract; and

      Z. that is an account, instrument, chattel paper or general intangible within the meaning of the UCC (or any other applicable legislation) of the state the laws of which govern perfection.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the IRC.

      "Event of Servicer Termination" shall have the meaning assigned to it in
Section 9.02 of the Funding Agreement.

      "Excess Concentration Amount" shall mean, with respect to any Obligor of a Receivable and as of any date of determination after giving effect to all Eligible Receivables to be transferred on such date, the amount by which the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of all Eligible Receivables on such date.

      "Excluded Obligor" shall mean any Obligor (a) that is an Affiliate of any Originator or (b) that is a Governmental Authority.

      "Excluded Receivable" shall mean, as of any date of determination, any indebtedness and payment obligations of any Person to an Originator arising from a sale of merchandise or services by such Originator that has the attributes set forth in any of the following paragraphs:

      (a)   it is owing by an Obligor that is an Affiliate of such Originator;

      (b) it is owing by an Obligor that is not "located" (within the meaning of Section 9-307 of the UCC as in effect in the State of New York) in the United States and it is not supported by an Eligible Letter of Credit;

      (c)   it was originated by DCM; or

      (d)   it is owing by a Governmental Authority; or

      (e)   it is a Receivable originated through the Select Source Program.

      "Excluded Taxes" shall have the meaning assigned to it in Section 2.08(f) of the Funding Agreement.

      "Existing Securitization" shall mean that certain Ingram Funding Master Trust Series 2000-1 Supplement dated as of March 8, 2000, as amended, to the Amended and Restated Pooling Agreement among Ingram Funding Inc., Ingram Micro Inc., GE Capital, JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank), Redwood Receivables Corporation and the several financial institutions party thereto from time to time, and each other document relating to the Ingram Funding Master Trust.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "Fees" shall mean any and all fees payable to the Lender pursuant to the Funding Agreement or any other Related Document.

      "Fee Letter" shall mean that certain letter agreement dated July 29, 2004 between the Parent and the Lender.

      "Final Advance Date" shall mean March 31, 2008.

      "Funding Agreement" shall mean that certain Receivables Funding Agreement dated as of July 29, 2004, among the Borrower, the Servicer and the

Lender as amended, supplemented, restated or otherwise modified from time to time.

      "Funding Availability" shall mean, as of any date of determination, the amount, if any, by which the Borrowing Base exceeds the Outstanding Principal Amount, in each case as of the end of the immediately preceding day.

      "Funding Excess" shall mean, as of any date of determination, the amount by which the Outstanding Principal Amount exceeds the Borrowing Base, in each case as disclosed in the then most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Lender in its good faith judgment based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied as such term is further defined in Section 2(a) of this Annex X.

      "GE Capital" shall mean General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

      "General Concentration Percentage" shall mean at any time of determination with respect to any Obligor, 10.0%.

      "General Trial Balance" shall mean, with respect to any Originator and as of any date of determination, such Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Borrower and the Lender.

      "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

      "Incipient Termination Event" shall mean any event that, with the passage of time or the giving of notice or both, would, unless cured or waived, become a Termination Event.

      "Indemnification Event" shall have the meaning assigned to it in Section
12.02 of the Funding Agreement.

      "Indemnified Amounts" shall mean, with respect to any Person, any and all claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys' fees and reasonable disbursements.

      "Indemnified Liabilities" shall have the meaning assigned to it in Section
8.02 of the Sale Agreement.

      "Indemnified Person" shall have the meaning assigned to it in Section
12.02 of the Funding Agreement.

      "Index Rate" shall mean, for any day, a floating rate equal to the sum of
(a) (i) the latest month-end published rate for 30-day dealer commercial paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000), which normally appears in the "Money Rates" column of The Wall Street Journal or, in the event that The Wall Street Journal ceases publication of such rate, in such other publication of general circulation as the Lender in its reasonable discretion may, from time to time, designate in writing, or (ii) if such rate is not determinable pursuant to clause (i) hereof, such rate as the Lender in its reasonable discretion may, from time to time, designate in writing, plus (b) the Applicable Margin in effect as of such day. Each change in any interest rate provided for in the Funding Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

      "Index Rate Advance" shall mean an Advance or portion thereof bearing interest by reference to the Index Rate.

      "Ineligibility Event" shall have the meaning assigned to it in Section 2.06(a) of the Sale Agreement.

      "Ineligible Receivable" shall have the meaning assigned to it in Section 2.06(a) of the Sale Agreement.

      "Ingram Micro" shall mean Ingram Micro Inc., a Delaware corporation.

      "Insolvency Event" ,with respect to any Originator, shall mean the occurrence of any one or more of the Purchase Termination Events specified in
Section 7.01(d) of the Sale Agreement.

      "Interest Payment Date" shall mean, with respect to any Advance, (a) as to any Index Rate Advance, the first Business Day of each month to occur while such Index Rate Advance is outstanding, (b) as to any LIBOR Rate Advance, the last day of the applicable LIBOR Period and (c) any Business Day on which all or any portion of such Advance is repaid; provided, further, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the aggregate Outstanding Principal Amount has been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Funding Agreement.

      "Interest Reserve Ratio" shall mean, as of any Settlement Date and continuing until (but not including) the next Settlement Date, the ratio (expressed as a percentage) of (a) the product of (i) 2.0 times Days Sales Outstanding as of such earlier Settlement Date, and (ii) 1.30 times the Index Rate in effect as of such earlier Settlement Date, to (b) 365.

      "Investment Company Act" shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. Sections 80a et seq., and any regulations promulgated thereunder.

      "Investments" shall mean, with respect to any Borrower Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

      "IRC" shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

      "IRS" shall mean the Internal Revenue Service.

      "Lender" shall mean General Electric Capital Corporation, and its successors and permitted assigns.

      "Lender Indemnified Person" shall have the meaning assigned to it in
Section 12.01(a) of the Funding Agreement.

      "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

      "LIBOR Period" shall mean, with respect to any LIBOR Rate Advance, each period commencing on a LIBOR Business Day selected by the Borrower pursuant to the Funding Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to the Lender in a Borrowing Request as set forth in Section 2.03(a) of the Funding Agreement or a Notice of Continuation/Conversion as set forth in Section 2.06(c) of the Funding Agreement; provided that the foregoing provision relating to LIBOR Periods is subject to the following:

      (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

      (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

      (c) any LIBOR Period pertaining to a LIBOR Rate Advance that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Period would otherwise end) shall end on the last LIBOR Business Day of the calendar month during which such LIBOR Period would otherwise end;

      (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Rate Advance during a LIBOR Period for such Revolving Advance; and

      (e) Borrower shall select LIBOR Periods so that there shall be no more than ten (10) Borrowings consisting of LIBOR Rate Advances in existence at any one time.

      "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by the Lender equal to the sum of the Applicable Margin plus:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless the first day of such

      Settlement Period is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

provided, that if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for a Lender to agree to make or to make or to continue to fund or maintain any Advances at the LIBOR Rate, then, unless that Lender is able to make or to continue to fund or to maintain such Advances at another branch or office of such Lender without, in such Lender's good faith opinion, adversely affecting it or its Outstanding Principal Amount or the income obtained therefrom, the LIBOR Rate shall in all such cases be equal to the Index Rate.

      If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Lender and the Borrower.

      "LIBOR Rate Advance" shall mean an Advance or portion thereof bearing interest by reference to the LIBOR Rate.

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

      "Litigation" shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

      "Lockbox" shall have the meaning assigned to it in Section 6.01(a)(ii) of the Funding Agreement.

      "Lockbox Account" shall mean any deposit account established by or assigned to the Borrower for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Funding Agreement.

      "Lockbox Account Agreement" shall mean any agreement among an Originator, the Borrower, GE Capital, as Lender, and a Lockbox Account Bank with respect to a Lockbox and Lockbox Account that provides, among other things, that (a) all items of payment deposited in such Lockbox and Lockbox Account are held by such Lockbox Account Bank as custodian for GE Capital, as Lender, (b) such Lockbox Account Bank has no rights of setoff or recoupment or any other claim against such Lockbox Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such Lockbox Account and for returned checks or other items of payment and (c) such Lockbox Account Bank agrees to forward all Collections received in such Lockbox Account to the Collection Account within one Business Day of receipt, and is otherwise in form and substance acceptable to the Lender.

      "Lockbox Account Bank" shall mean any bank or other financial institution (and the successors of such bank or financial institution) at which one or more Lockbox Accounts are maintained.

      "Loss Reserve Ratio" shall mean, as of any Settlement Date and continuing until (but not including) the next Settlement Date, an amount (expressed as a percentage) that is calculated as follows:

      LRR = [(a * b)/c] * d * e

      Where:

      LRR = Loss Reserve Ratio;

      a = the aggregate Outstanding Balance of Receivables originated by the Originators during the three Settlement Periods immediately preceding such earlier Settlement Date;

      b = the highest three-month rolling average of the Aged Receivables Ratio during the twelve consecutive Settlement Periods ending prior to such earlier Settlement Date;

      c = the aggregate Outstanding Balance of Receivables as of the last day of the Settlement Period immediately preceding such earlier Settlement Date;

      d  =     2.00; and

      e =      the Payment Terms Factor as of such earlier Settlement Date.

      "Margin Stock" shall have the meaning given to such term in Regulation U of the Board.

      "Material Adverse Effect" shall mean a material impairment of (a) the legality, validity or enforceability of any of the Related Documents against any Originator, the Servicer, or the Borrower or (b) the collectibility of the Receivables taken as a whole or of any significant portion of the Receivables.

      "Maturity Date" shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.

      "Monthly Report" shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.

      "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

      "Net Receivables Balance" means, as of any date of determination, the amount equal to:

      (a)   the Outstanding Balance of Eligible Receivables,

      minus

      (b)   the Excess Concentration Amount;

      in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or as otherwise determined by the Lender based on Borrower Collateral information available to it, including information relating to the timely processing of credit memos related to the Receivables, any information obtained from any audit or from any other reports with respect to the Borrower Collateral, which determination shall be final, binding and conclusive on all parties to the Funding Agreement (absent manifest error).

      "Non-Excluded Taxes" shall have the meaning assigned to it in Section 2.08(f) of the Funding Agreement.

      "Notice of Continuation/Conversion" shall have the meaning assigned to such term in Section 2.06(c) of the Funding Agreement.

      "Obligor" shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

      "Officer's Certificate" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

      "Originator" shall mean each of the Subsidiaries of Parent which is a party to the Sale Agreement and any other Person approved by the Lender in writing.

      "Originator Addition Date" shall have the meaning assigned to it in
Section 3.05 of the Sale Agreement.

      "Originator Adjustment Payment" shall have the meaning assigned to it in
Section 2.06(a) of the Sale Agreement.

      "Originator Indemnification Event" shall have the meaning assigned to it in Section 2.06(b) of the Sale Agreement.

      "Originator Indemnification Payment" shall have the meaning assigned to it in Section 2.06(b) of the Sale Agreement.

      "Originator Material Adverse Effect" shall mean, with respect to any Originator, (i) any material impairment of such Originator's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Related Document or (ii) any material impairment of the interests, rights or remedies of the Lender against or with respect to such Originator, in the Receivables or under any Related Document.

      "Other Taxes" shall have the meaning assigned to it in Section 2.08(f) of the Funding Agreement.

      "Outstanding Balance" shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the Originator, the Borrower or the Servicer that reduce such Billed Amount; provided, that if the Lender or the Servicer makes a good faith determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

      "Outstanding Principal Amount" shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the

Lender under the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to the Lender in reduction of the principal of such Advances pursuant to the Funding Agreement on or before such date.

      "Parent" shall mean Ingram Micro Inc., a Delaware corporation.

      "Parent Agreement" shall an agreement entered into between the Parent and the Lender pursuant to Section 2.03 of the Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Parent Group" shall mean the Parent and each of its Affiliates other than the Borrower.

      "Participant" shall have the meaning assigned to it in Section 14.02(b) of the Funding Agreement.

      "Payment Terms Factor" shall mean (a) for the period from the Effective Date until the third Settlement Date to occur thereafter, 0.89 and (b) for each three-month period to occur after such initial period, a fraction, the numerator of which is the sum of (i) the weighted average payment terms (based upon the aggregate Outstanding Balance of the Receivables and expressed as a number of days) for the Receivables originated during such period and (ii) 60, and the denominator of which is 90; provided, however, that if the Payment Terms Factor for any period is less than the Payment Terms Factor for the immediately preceding period, then the actual Payment Terms Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Payment Terms Factor for such current period and the three immediately preceding periods, and the denominator of which is 90.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

      "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, the Borrower or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Borrower or the Servicer; (e) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Borrower or the Servicer is a party; (h) any attachment or judgment Lien not constituting a Termination Event under Section 9.01(f) of the Funding Agreement; (i) Liens relating to the lease of office equipment in the ordinary course of business; (j) Liens existing on the Effective Date and listed on Schedule 4.03(b) of the Sale Agreement or Schedule 5.03(b) of the Funding Agreement; and (k) presently existing or hereinafter created Liens in favor of the Buyer, the Borrower or the Lender.

      "Permitted Lien" shall mean at any time, for any Person:

      (i) Liens which are in all respects junior under the applicable UCC to the Liens created under the Related Documents and which secure the payment of taxes, assessments or other governmental charges or levies (a) not yet due or
(b) that are being contested in good faith by appropriate legal or administrative proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person; and

      (ii) Liens for federal taxes not in excess of $100,000 in the aggregate at any one time outstanding which are being contested in good faith by appropriate legal or administrative proceedings and as to which action is being taken with due diligence to resolve or remove.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

      "Plan" shall mean, at any time during the preceding five years, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Originator or ERISA Affiliate.

      "Potential Purchase Termination Event" shall mean any condition or act that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

      "Power of Attorney" shall have the meaning assigned to it in Section 10.03 of the Funding Agreement.

      "Purchase Termination Event" shall have the meaning assigned to it in
Section 7.01 of the Sale Agreement.

      "Qualifying DIP Obligor" shall mean, as of any date of determination, an Obligor (i) that is a "debtor in possession", for which no trustee or examiner has been appointed and no application is pending for the appointment of a trustee or examiner, in a case under Chapter 11 of the Bankruptcy Code in which no motion has been made for an order liquidating all or any substantial portion of such debtor's assets and no motion has been made for the conversion of such case to a case under Chapter 7 of the Bankruptcy Code and no restriction prescribed by the bankruptcy court is in effect, which would restrict such Obligor's payments under the Receivables, (ii) in the case of any proposed Qualifying DIP Obligor whose Receivables would account for 5% or more of the aggregate Outstanding Balance of all Receivables, the Lender has been given notice at least five Business Days prior to any transfer of Receivables owing by such Obligor to the Borrower of the proposed sale of such Receivables to the Borrower on the basis of being a Qualifying DIP Obligor, (iii) that has designated the applicable Originator as a "critical vendor" and obtained the requisite court approval to pay the post-petition claims of such Originator on an administrative priority basis, and (iv) as to which the Lender has not, in the exercise of its reasonable discretion, given notice to the Borrower and the Servicer that such Obligor is an Excluded Obligor.

      "Ratios" shall mean, collectively, the Default Ratio, Interest Reserve Ratio, the Loss Reserve Ratio, the Servicing Reserve Ratio, the Receivables Collection Turnover and the Dilution Reserve Ratio.

      "Receivable" shall mean, with respect to any Obligor, the indebtedness and payment obligations of such Obligor to any Originator (including, without limitation, obligations evidenced by an account, note, instrument, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security) arising from a sale of merchandise or services by such Originator, including, without limitation, any right to payment for goods sold or for services rendered, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Obligor with respect thereto, but not including any Excluded Receivable.

      "Receivable Assets" shall mean:

      (i) all Receivables transferred to the Buyer pursuant to the Sale Agreement from time to time;

      (ii) the Related Property with respect to such Receivables;

      (iii) all Collections with respect to such Receivables;

      (iv) all rights (including rescission, replevin or reclamation) relating to such Receivables or arising therefrom;

      (v) subject to the provisions of the UCC as in effect in the State of New York, all proceeds of or payments in respect of any and all of the foregoing clauses (i) through (iv) (including Collections).

      "Related Property" shall mean, with respect to each Receivable:

      (a) all of the right, title and interest of the Originator thereof and the Buyer in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;

      (b) all other property interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable;

      (c) all guarantees, insurance, letters of credit (including Eligible Letters of Credit) and other agreements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

      (d) all other instruments and all rights under the Contracts and other documents related to the Receivables and all rights (but not obligations) relating to such Receivables;

including in the case of clauses (b) and (c), without limitation, pursuant to any obligations evidenced by an account, note, instrument, contract, security agreement, chattel paper, general intangible, or other evidence of indebtedness or security.

      "Receivables Assignment" shall have the meaning assigned to such term in
Section 2.01(a) of the Sale Agreement.

      "Receivables Collection Turnover" shall mean, as of any date of determination, the amount (expressed in days) equal to:

      (a) a fraction, (i) the numerator of which is equal to the average of the aggregate Outstanding Balance of Receivables as of the first day of the 6 Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such 6 Settlement Periods, multiplied by

      (b)   the number of days contained in such 6 Settlement Periods.

      "Records" shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder and the Borrower Collateral.

      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulatory Change" shall mean any change after the Effective Date in any federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

      "Related Documents" shall mean each Lockbox Account Agreement, the Sale Agreement, the Funding Agreement, each Receivables Assignment, the Subordinated Notes, the Parent Agreement and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Sale Agreement, the Funding Agreement or the transactions contemplated thereby. Any reference in the Sale Agreement, the Funding Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

      "Repayment Notice" shall have the meaning assigned to it in Section 2.03(c) of the Funding Agreement.

      "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the IRC).

      "Requirement of Law" for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" shall mean, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer or Assistant Treasurer of such Person.

      "Revolving Note" shall have the meaning assigned to such term in Section 2.01(b) of the Funding Agreement.

      "Revolving Period" shall mean the period from and including the Effective Date through and including the day immediately preceding the Commitment Termination Date.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

      "Sale" shall mean with respect to a sale of receivables under the Sale Agreement, a sale of Receivables by an Originator to the Borrower in accordance with the terms of the Sale Agreement.

      "Sale Agreement" shall mean that certain Receivables Sale Agreement dated as of July 29, 2004, among each Originator, the Parent and the Borrower, as the Buyer thereunder, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

      "Sale Price" shall mean, with respect to any Sale of Sold Receivables and other Receivable Assets, a price calculated by the Borrower equal to the product of (i) the Outstanding Balance of such Sold Receivables and (ii) the Discounted Percentage.

      "Sale Termination Date" shall have the meaning assigned to it in Section 8.11(b) of the Sale Agreement.

      "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Sale Agreement, the Funding Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Funding Agreement and the Sale Agreement.

      "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

      "Securities Exchange Act" shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

      "Select Source Program" shall refer to the operations categorized as the Select Source Program from time to time on the internal records of Ingram Micro or any Subsidiary, which operations shall include the sale of products by Ingram Micro or any Subsidiary of Ingram Micro to certain participating resellers and the subsequent sale of such products by such resellers to end-users, whereby Ingram Micro or a Subsidiary of Ingram Micro ships to end-users the products so sold by resellers, invoices such end-users and collects the related accounts receivable, and pays over to resellers the profits on their respective sales to end-users.

      "Servicer" shall mean Ingram Micro Inc., a Delaware corporation, in its capacity as the Servicer under the Funding Agreement, or any other Person designated as a Successor Servicer in accordance with the terms of the Funding Agreement.

      "Servicer Material Adverse Effect" shall mean (i) any material impairment of the Servicer's ability to perform any of its material obligations or to comply with or conduct its business in accordance with any of its material representations, warranties, covenants or agreements under any Related Document, or (ii) any material impairment of the interests, rights or remedies of the Lender against or with respect to the Servicer, in the Receivables or under any Related Document.

      "Servicer Termination Notice" shall mean any notice by the Lender to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer's appointment under the Funding Agreement has been terminated.

      "Servicing Fee" shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the aggregate Outstanding Balance of Receivables on such day.

      "Servicing Fee Rate" shall mean 1.00%.

      "Servicing Records" shall mean all Records prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

      "Servicing Reserve Ratio" shall mean, as of any Settlement Date and continuing until (but not including) the next Settlement Date, an amount (expressed as a percentage) equal to (i) the product of (A) the Servicing Fee Rate and (B) 2.0 times Days Sales Outstanding as of such earlier Settlement Date, divided by (ii) 360.

      "Settlement Date" shall mean the tenth calendar day following the end of each Settlement Period or, if such day is not a Business Day, the next succeeding Business Day.

      "Settlement Period" shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Effective Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Effective Date through and including the last day of the calendar month in which the Effective Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.

      "Significant Subsidiary" shall mean, with respect to any Subsidiary of Ingram Micro as of the date hereof, a Subsidiary of Ingram Micro that (as of any date of determination), (i) on an average over the three (3) most recently preceding fiscal years of Ingram Micro contributed at least five percent (5%) to consolidated net income of Ingram Micro or (ii) on an average at the end of the three (3) most recently preceding fiscal years of Ingram Micro owned assets constituting at least five percent (5%) of consolidated assets.

      "Sold Receivable" shall have the meaning assigned to it in Section 2.01(b) of the Sale Agreement.

      "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts beyond such Person's ability to pay as such Debts mature, taking into account the timing of and amounts of cash to be reserved by it and the timing of and amounts of cash payable in respect of such Debts; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. For purposes of this definition, the amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Special Concentration Percentage" shall mean, with respect to any Obligor, that percentage, if any, designated by the Lender in its sole discretion (after a review of the creditworthiness of such Obligor and a complete review of the Receivables data) with respect to such Obligor in Annex Z to the Funding Agreement or otherwise in a written notification to the Borrower (provided that the Lender retains the discretion to change or eliminate any such Special Concentration Percentage at any time).

      "Stock" shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership, business trust or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

      "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

      "Subordinated Loan" shall have the meaning given such term in Section 2.01(c) of Sale Agreement.

      "Subordinated Note" shall have the meaning given such term in Section 2.01(c) of Sale Agreement.

      "Subsequent Cut-Off Date" shall have the meaning given such term in
Section 2.01(h) of Sale Agreement.

      "Sub-Servicer" shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

      "Sub-Servicing Agreement" shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with
Section 7.01 of the Funding Agreement relating to the servicing, administration or collection of the Transferred Receivables.

      "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

      "Successor Servicer" shall have the meaning assigned to it in Section
11.02 of the Funding Agreement.

      "Successor Servicing Fees and Expenses" shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Borrower and the Lender.

      "Taxes" shall have the meaning assigned to it in Section 2.08(f) of the Funding Agreement.

      "Termination Date" shall mean the date on which (a) the Outstanding Principal Amount has been permanently reduced to zero, (b) all other Borrower Obligations under the Funding Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Commitment has been irrevocably terminated in accordance with the provisions of
Section 2.02(b) of the Funding Agreement.

      "Termination Event" shall have the meaning assigned to it in Section 9.01 of the Funding Agreement.

      "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer
Plan) that is covered by Title IV of ERISA and that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

      "Transactions" shall have the meaning assigned to it in Section 4.01(b) of the Sale Agreement.

      "Transfer" shall mean any Sale or contribution of Transferred Receivables and other Receivables Assets by any Originator to the Borrower pursuant to the terms of the Sale Agreement.

      "Transfer Date" shall have the meaning assigned to it in Section 2.01(a) of the Sale Agreement.

      "Transferred Receivable" shall mean any Sold Receivable or Contributed Receivable.

      "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

      "UCP 500" shall mean "The Uniform Customs and Practices for Documentary Credits", 1993 Revision, International Chamber of Commerce Publication No. 500.

      "Unused Commitment Fee" shall mean a fee equal to the product of (i) the amount by which the Commitment exceeds the Outstanding Principal Amount (in each case, as of any date of determination) and (ii) 0.375% per annum.

      SECTION 2. Other Terms and Rules of Construction.

      (a) Accounting Terms. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

      (b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

      (c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words "herein," "hereof" and "hereunder" and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

      (d) Rules of Construction for Determination of Ratios. The Ratios as of the last day of the Settlement Period immediately preceding the Effective Date shall be established by the Lender on or prior to the Effective Date and the underlying calculations for periods immediately preceding the Effective Date to be used in future calculations of the Ratios shall be established by the Lender on or prior to the Effective Date in accordance with the form of Monthly Report. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the second decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.